                                                                     EXHIBIT 4.5



                        VOICESTREAM WIRELESS CORPORATION

                                       TO

                 HARRIS TRUST COMPANY OF CALIFORNIA, as Trustee

                                 ---------------

                                    INDENTURE

                            Dated as of May 14, 1999

                                 ---------------

                                  $400,000,000

                     12% Series A Senior Debentures due 2011

                         12% Senior Debentures due 2011

                                TABLE OF CONTENTS


ARTICLE ONE             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION..............1

           SECTION 101.      DEFINITIONS.....................................................1
           SECTION 102.      COMPLIANCE CERTIFICATES AND OPINIONS...........................24
           SECTION 103.      FORM OF DOCUMENTS DELIVERED TO TRUSTEE.........................25
           SECTION 104.      ACTS OF HOLDERS; RECORD DATE...................................25
           SECTION 105.      NOTICES, ETC., TO TRUSTEE AND COMPANY..........................26
           SECTION 106.      NOTICE TO HOLDERS; WAIVER......................................26
           SECTION 107.      CONFLICT WITH TRUST INDENTURE ACT..............................27
           SECTION 108.      EFFECT OF HEADINGS AND TABLE OF CONTENTS.......................27
           SECTION 109.      SUCCESSORS AND ASSIGNS.........................................27
           SECTION 110.      SEPARABILITY CLAUSE............................................27
           SECTION 111.      BENEFITS OF INDENTURE..........................................27
           SECTION 112.      GOVERNING LAW..................................................27
           SECTION 113.      LEGAL HOLIDAYS.................................................28
           SECTION 114.      COUNTERPARTS...................................................28

ARTICLE TWO             SECURITY FORMS......................................................28

           SECTION 201.      FORMS GENERALLY................................................28
           SECTION 202.      FORM OF FACE OF SECURITY.......................................29
           SECTION 203.      FORM OF REVERSE OF SECURITY....................................32
           SECTION 204.      FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION................36

ARTICLE THREE           THE SECURITIES......................................................36

           SECTION 301.      TITLE AND TERMS................................................36
           SECTION 302.      DENOMINATIONS..................................................38
           SECTION 303.      EXECUTION, AUTHENTICATION, DELIVERY AND DATING.................38
           SECTION 304.      TEMPORARY SECURITIES...........................................39
           SECTION 305.      GLOBAL SECURITIES..............................................39
           SECTION 306.      REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY;
                             CERTAIN TRANSFERS AND EXCHANGES; SECURITIES ACT LEGENDS........40
           SECTION 307.      MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES...............44
           SECTION 308.      PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.................44

           SECTION 309.      PERSONS DEEMED OWNERS..........................................45
           SECTION 310.      CANCELLATION...................................................46
           SECTION 311.      COMPUTATION OF INTEREST........................................46

ARTICLE FOUR            SATISFACTION AND DISCHARGE..........................................46

           SECTION 401.      SATISFACTION AND DISCHARGE OF INDENTURE........................46
           SECTION 402.      APPLICATION OF TRUST MONEY.....................................47

ARTICLE FIVE            REMEDIES............................................................48

           SECTION 501.      EVENTS OF DEFAULT..............................................48
           SECTION 502.      ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.............50
           SECTION 503.      COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT
                             BY TRUSTEE. ...................................................51
           SECTION 504.      TRUSTEE MAY FILE PROOFS OF CLAIM...............................52
           SECTION 505.      TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES....52
           SECTION 506.      APPLICATION OF MONEY COLLECTED.................................52
           SECTION 507.      LIMITATION ON SUITS............................................53
           SECTION 508.      UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL
                             PREMIUM AND INTEREST...........................................53
           SECTION 509.      RESTORATION OF RIGHTS AND REMEDIES.............................54
           SECTION 510.      RIGHTS AND REMEDIES CUMULATIVE.................................54
           SECTION 511.      DELAY OR OMISSION NOT WAIVER...................................54
           SECTION 512.      CONTROL BY HOLDERS.............................................54
           SECTION 513.      WAIVER OF PAST DEFAULTS........................................55
           SECTION 514.      UNDERTAKING FOR COSTS..........................................55
           SECTION 515.      WAIVER OF STAY OR EXTENSION LAWS...............................55

ARTICLE SIX             THE TRUSTEE.........................................................56

           SECTION 601.      CERTAIN DUTIES AND RESPONSIBILITIES............................56
           SECTION 602.      NOTICE OF DEFAULTS.............................................56
           SECTION 603.      CERTAIN RIGHTS OF TRUSTEE......................................56
           SECTION 604.      NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.........58
           SECTION 605.      MAY HOLD SECURITIES............................................58
           SECTION 606.      MONEY HELD IN TRUST............................................58
           SECTION 607.      COMPENSATION AND REIMBURSEMENT.................................59
           SECTION 608.      DISQUALIFICATION; CONFLICTING INTERESTS........................59
           SECTION 609.      CORPORATE TRUSTEE REQUIRED; ELIGIBILITY........................60
           SECTION 610.      RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR..............60
           SECTION 611.      ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.........................61

           SECTION 612.      MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS....61
           SECTION 613.      PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..............62
           SECTION 614.      APPOINTMENT OF AUTHENTICATING AGENT............................62

ARTICLE SEVEN           HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY...................63

           SECTION 701.      COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS......63
           SECTION 702.      PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.........64
           SECTION 703.      REPORTS BY TRUSTEE.............................................64

ARTICLE EIGHT           CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE................65

           SECTION 801.      COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS............65
           SECTION 802.      SUCCESSOR SUBSTITUTED..........................................66

ARTICLE NINE            SUPPLEMENTAL INDENTURES.............................................66

           SECTION 901.      SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.............66
           SECTION 902.      SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS................67
           SECTION 903.      EXECUTION OF SUPPLEMENTAL INDENTURES...........................68
           SECTION 904.      EFFECT OF SUPPLEMENTAL INDENTURES..............................68
           SECTION 905.      CONFORMITY WITH TRUST INDENTURE ACT............................68
           SECTION 906.      REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.............68
           SECTION 907.      NOTICE OF SUPPLEMENTAL INDENTURE...............................69

ARTICLE TEN             COVENANTS...........................................................69

           SECTION 1001.     PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.....................69
           SECTION 1002.     MAINTENANCE OF OFFICE OR AGENCY................................69
           SECTION 1003.     MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST................69
           SECTION 1004.     EXISTENCE......................................................71
           SECTION 1005.     MAINTENANCE OF PROPERTIES......................................71
           SECTION 1006.     PAYMENT OF TAXES AND OTHER CLAIMS..............................71
           SECTION 1007.     MAINTENANCE OF INSURANCE.......................................71
           SECTION 1008.     LIMITATION ON CONSOLIDATED INDEBTEDNESS........................72

           SECTION 1009.     LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.......74
           SECTION 1010.     LIMITATION ON RESTRICTED PAYMENTS..............................75
           SECTION 1011.     LIMITATIONS CONCERNING DISTRIBUTIONS AND TRANSFERS
                             BY RESTRICTED SUBSIDIARIES.....................................77
           SECTION 1012.     LIMITATIONS ON LIENS...........................................78
           SECTION 1013.     LIMITATION ON TRANSACTIONS WITH AFFILIATES
                             AND RELATED PERSONS............................................79
           SECTION 1014.     LIMITATION ON ASSET SALES AND SALES OF SUBSIDIARY STOCK........80
           SECTION 1015.     SALE AND LEASEBACK TRANSACTIONS................................82
           SECTION 1016.     CHANGE OF CONTROL..............................................83
           SECTION 1017.     STATEMENT BY OFFICERS AS TO DEFAULT; COMPLIANCE CERTIFICATES...85
           SECTION 1018.     WAIVER OF CERTAIN COVENANTS....................................85
           SECTION 1019.     PROVISION OF FINANCIAL INFORMATION.............................86
           SECTION 1020.     OPTION TO CONFORM TO HIGH YIELD NOTES..........................87
           SECTION 1021.     PAYMENTS FOR CONSENT...........................................91
           SECTION 1022.     INVESTMENT COMPANY ACT COMPLIANCE..............................91
           SECTION 1023.     BUSINESS.......................................................91

ARTICLE ELEVEN          REDEMPTION OF SECURITIES............................................92

           SECTION 1101.     RIGHT OF REDEMPTION............................................92
           SECTION 1102.     APPLICABILITY OF ARTICLE ELEVEN................................92
           SECTION 1103.     ELECTION TO REDEEM; NOTICE TO TRUSTEE..........................92
           SECTION 1104.     SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED..............92
           SECTION 1105.     NOTICE OF REDEMPTION...........................................93
           SECTION 1106.     DEPOSIT OF REDEMPTION PRICE....................................93
           SECTION 1107.     SECURITIES PAYABLE ON REDEMPTION DATE..........................93
           SECTION 1108.     SECURITIES REDEEMED IN PART....................................94

ARTICLE TWELVE          DEFEASANCE AND COVENANT DEFEASANCE..................................94

           SECTION 1201.     COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE...94
           SECTION 1202.     DEFEASANCE AND DISCHARGE.......................................94
           SECTION 1203.     COVENANT DEFEASANCE............................................95
           SECTION 1204.     CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE................95
           SECTION 1205.     DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
                             TRUST; OTHER MISCELLANEOUS PROVISIONS..........................97
           SECTION 1206.     REINSTATEMENT..................................................97

        Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of May 14, 1999.



TRUST INDENTURE ACT SECTION                                               INDENTURE SECTION
---------------------------                                               -----------------
Section 310  (a)(1).....................................................  609
             (a)(2).....................................................  609
             (a)(3).....................................................  Not applicable
             (a)(4).....................................................  Not applicable
             (a)(5).....................................................  608
             (b)........................................................  608
                                                                          610
             (c)........................................................  Not applicable
Section 311  (a)........................................................  613
             (b)........................................................  613
             (c)                                                          Not applicable
Section 312  (a)........................................................  701
                                                                          702(a)
             (b)........................................................  702(b)
             (c)........................................................  702(c)
Section 313  (a)........................................................  703(a)
             (b)(1).....................................................  Not applicable
             (b)(2).....................................................  703(a)
             (c)........................................................  703(a)
                                                                          106
             (d)........................................................  703(b)
Section 314  (a)........................................................  704
             (b)........................................................  Not applicable
             (c)(1).....................................................  102
             (c)(2).....................................................  102
             (c)(3).....................................................  Not applicable
             (d)........................................................  Not applicable
             (e)........................................................  102
Section 315  (a)........................................................  601
                                                                          603
             (b)........................................................  602
                                                                          106
             (c)........................................................  601(a)
             (d)........................................................  601(b)
             (e)........................................................  514

TRUST INDENTURE ACT SECTION                                               INDENTURE SECTION
---------------------------                                               -----------------
Section 316  (a)(last sentence).........................................  101
             (a)(1)(A)..................................................  512
             (a)(1)(B)..................................................  513
             (a)(2).....................................................  Not applicable
             (b)........................................................  508
Section 317  (a)(1).....................................................  503
             (a)(2).....................................................  504
             (b)........................................................  1003
Section 318  (a)........................................................  107

                          ----------------------------

        This Reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

        INDENTURE, dated as of May 14, 1999 (this "Indenture"), between VoiceStream Wireless Corporation, a corporation duly organized and existing under the laws of the State of Washington (herein called the "Company"), having its principal office at 3650 131st Avenue SE, Suite 400, Bellevue, Washington 98006, and Harris Trust Company of California, a trust company duly organized and existing under the laws of the State of California, as Trustee (herein called the "Trustee").

                             RECITALS OF THE COMPANY

        The Company has duly authorized the creation of an issue of its 12% Series A Senior Debentures due 2011 (the "Original Securities"), and 12% Senior Debentures due 2011 (the "Exchange Securities," and together with the Original Securities, the "Securities"), and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

        NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE
             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 101. DEFINITIONS.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term "GAAP" with respect to any computation required or permitted hereunder shall mean such accounting principles as are in effect at the date of such computation;

                (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with GAAP but shall not include the assets and liabilities or income of Unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Company or one of its Wholly Owned Restricted Subsidiaries; and

                (5) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        Certain terms, used principally in Articles Six and Ten, are defined as provided in such Articles.

        "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in the case of both of the preceding clause (i) and clause (ii), other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be Incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

        "Acquired Person" has the meaning specified in the definition of Permitted Investment.

        "Act," when used with respect to any Holder, has the meaning specified in Section 104.

        "Additional Securities" has the meaning set forth in Section 301.

        "Additional Step-Up" has the meaning specified in the form of the Securities set forth in Section 202.

        "Administrative Agent" means the Person or Persons designated as the administrative agent or the agent under a Credit Facility.

        "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Affiliated Holder" means the Company, any Subsidiary of the Company or any Affiliates of the Company that control, are controlled by or are under common control with the Company, directly or indirectly.

        "Agent Member" means any member of, or participant in, the Depositary.

        "Annualized Operating Cash Flow" of any Person means, with respect to any Reference Period, the Operating Cash Flow of such Person for such Reference Period multiplied by two.

        "Applicable Premium" means, with respect to any Security being redeemed or paid on any Redemption Date, the greater of (i) 1.0% of the principal amount of such Security being redeemed or paid or (ii) the excess of (A) the present value at such Redemption Date of (1) the redemption price of such Security being redeemed or paid at May 15, 2004 (such redemption price being set forth in the table in Section 2.03 hereof) plus (2) all required interest payments due on such Security being redeemed or paid through May 15, 2004 (such interest to be deemed to be payable in cash for purposes of such determination (assuming a 360 day year consisting of 12 30-day months) but excluding unpaid interest accrued since the most recent Interest Payment Date), computed on a semi-annual basis using a discount rate equal to the Treasury Rate plus 75 basis points over (B) the principal amount of such Security being redeemed or paid.

        "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and CEDEL, in each case to the extent applicable to such transaction and as in effect from time to time.

        "Asset Sale" has the meaning specified in Section 1014.

        "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

        "Average Life" means, as of the date of determination, with respect to any Indebtedness or Redeemable Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Redeemable Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

        "Beneficial Owner" has the meaning specified in Section 1016.

        "Board of Directors" of a Person which is a corporation, means either the board of directors of that Person or any duly authorized committee of that board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company, to be in full force and effect on the date of such certification and delivered to the Trustee.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City or the States of Washington or California are authorized or obligated by law or executive order to close.

        "Capitalization Ratio" of any Person on any date (for purposes of this definition the "Transaction Date") means, with respect to any Person and its Restricted Subsidiaries, the ratio of (i) Consolidated Indebtedness of such Person and its Restricted Subsidiaries on the Transaction Date to (ii) the Total Invested Capital of such Person and its Restricted Subsidiaries on the Transaction Date.

        "Capital Lease Obligation" means that portion of any obligation of a Person as lessee under a lease which is required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, including voting and non-voting) of equity of such Person.

        "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof PROVIDED that the full faith and credit of the United States of America is pledged in support thereof), in each case maturing within one year after the date of acquisition, (ii) time deposits and certificates of deposit and commercial paper issued by the parent corporation of any domestic commercial bank of recognized standing having capital and surplus in excess of $500 million and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within one year after the date of acquisition and (iii) investments in money market funds substantially all of whose assets comprise securities of the types described in Clauses (i) and (ii) above.

        "CEDEL" means Cedel Bank, S.A. (or any successor securities clearing agency).

        "Change of Control" has the meaning specified in Section 1016.

        "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

        "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter "Company" shall mean such successor Person.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its

        Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

        "Consolidated Indebtedness" of any Person means at any date the aggregate amount of all Indebtedness of such Person and its Restricted Subsidiaries at such date.

        "Consolidated Interest Expense" of any Person means for any period the total interest expense of such Person and its Restricted Subsidiaries, whether paid or accrued, determined on a consolidated basis in accordance with GAAP (taking into account the effect of any Interest Hedge Agreements but without deduction of interest income) of such Person and its Restricted Subsidiaries for such period, including without limitation or duplication (or, to the extent not so included, with the addition of): (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (ii) the amortization of debt issuance costs and Indebtedness discounts; (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iv) fees and other costs with respect to Interest Hedge Agreements; (v) the portion of any rental obligations in respect of any Sale and Leaseback Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); (vi) non-cash interest payments and commissions, discounts and other fees and charges incurred in respect of any receivables facility; (vii) Preferred Stock dividends accrued or payable by such Person or any Restricted Subsidiary of such Person other than dividends on Qualified Capital Stock of such Person; (viii) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) such Person or any Restricted Subsidiary of such Person; (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person or any Restricted Subsidiary of such Person) in connection with Indebtedness Incurred by such plan or trust. For the purposes of
Section 1010, Consolidated Interest Expense shall be adjusted to give effect to the treatment of Restricted Subsidiaries that are not Wholly Owned Subsidiaries in the manner referred to in the last sentence of the definition of Operating Cash Flow.

        "Consolidated Net Income" of any Person means for any period the net income (or loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded therefrom (to the extent included and without duplication) (i) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person after the date of this Indenture in a pooling-of-interests transaction for any period prior to the date of such transaction, (ii) the net income (or loss) of any Person that is not a Restricted Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid in cash to such Person or a Restricted Subsidiary of such Person by such other Person during such period,
(iii) any gains or losses from sales or other dispositions of Capital Stock or other assets (including pursuant to any Sale and Leaseback Transactions) other than sales of assets acquired and held for resale in the ordinary course of business, (iv) for purposes of Section 1010 only, the net income, if positive, of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at that time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to such Restricted Subsidiary, (v) all extraordinary gains and extraordinary losses and (vi) the cumulative effect of a change in accounting principles.

        "Corporate Trust Office" means the principal office of the Trustee at 601 South Figueroa Street, 49th Floor, Los Angeles, California 90017 at which at any particular time its corporate trust business shall be administered, or its operations center in Chicago, Illinois, or such other location designated by the Trustee in a report pursuant to Section 703(a).

        "Credit Facility" means, collectively, that certain Loan Agreement dated as of June 26, 1998, by and among VoiceStream PCS Holding L.L.C., a Delaware limited liability company (as successor to Western PCS Holding Corporation), Toronto Dominion (Texas), Inc., as administrative agent, and the agents and lenders named therein, and such additional loan or credit facilities now or hereafter existing among the Company or a Restricted Subsidiary of the Company and one or more equipment vendors or lending groups consisting principally of banks or other financial institutions, in each case as such agreements in whole or in part, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified, in whole or in part, from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing) to which the Company or any Restricted Subsidiary is a party including to increase the commitments thereunder or to add or eliminate borrowers or guarantors thereunder; PROVIDED that any such substitution, refinancing, restructuring or replacement shall be pursuant to one or more agreements with equipment vendors or lending groups consisting principally of banks or other financial institutions.

        "Cumulative Interest Expense" means the total amount of Consolidated Interest Expense of the Company and its Restricted Subsidiaries for the period beginning on January 1, 2001 through and including the end of the last fiscal quarter preceding the date of any proposed Restricted Payment for which financial statements have been delivered to the Trustee.

        "Cumulative Operating Cash Flow" means Operating Cash Flow of the Company and its Restricted Subsidiaries for the period beginning on January 1, 2001 through and including the end of the last fiscal quarter preceding the date of any proposed Restricted Payment for which financial statements have been delivered to the Trustee.

        "Debenture Exchange and Registration Rights Agreement" means the Debenture Exchange and Registration Rights Agreement, dated as of the date hereof, between the Company and the Initial Purchaser, as such agreement may be amended, supplemented or otherwise modified from time to time.

        "Debenture Issue Date" means the time and date of the first issuance of a Security hereunder.

        "Debt Offering" means a bona fide public offering or private placement by the Company to Persons other than Affiliated Holders pursuant to an indenture or purchase agreement,

(including an offering to be made pursuant to Rule 144A, but excluding any Credit Facility) of any high yield notes or other high yield debt securities, in each case which are Pari Passu with the Securities, yielding net proceeds to the Company of at least $150 million.

        "Debt Securities" means those securities issued pursuant to a Debt Offering.

        "Defaulted Interest" has the meaning specified in Section 308.

        "Depositary" means a clearing agency registered under the Exchange Act that is designated to act as Depositary for the Securities until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean such successor Depositary. The Depositary will initially be DTC.

        "Designated Senior Indebtedness" means Indebtedness under any Credit Facility.

        "Distribution Compliance Period" means the period through and including the 40th day after the later of (i) the Debenture Issue Date and (ii) the commencement of the offering of Original Securities pursuant to the Purchase Agreement.

        "DTC" means The Depository Trust Company, a New York corporation.

        "Exchange Offer" means an offer made pursuant to an effective registration statement under the Securities Act by the Company to exchange securities substantially identical to Outstanding Securities (except for the differences provided for herein) for Exchange Securities.

        "Exchange Registration Statement" means a registration statement of the Company under the Securities Act registering Exchange Securities for distribution pursuant to the Exchange Offer.

        "Exchange Securities" means the Securities of the Company designated as such in the first paragraph of the recitals, all of which are to be issued pursuant to the Exchange Offer or sold pursuant to the Resale Registration Statement and their Successor Securities.

        "Euroclear" means the Euroclear Clearance System (or any successor securities clearing agency).

        "Event of Default" has the meaning specified in Section 501.

        "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

        "Expiration Date" has the meaning specified in the definition of Offer to Purchase.

        "Fair Market Value" means, with respect to any assets or Person, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined (i) if such Person or assets have a Fair Market Value not in excess of $5 million, by any officer of the Company and evidenced by an Officers'

Certificate, dated within 30 days of the relevant transaction, (ii) if such Person or assets has a Fair Market Value of $5 million or more but less than $25 million, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, and (iii) if such Person or assets has a Fair Market Value of $25 million or more, by a majority of the Board of Directors of the Company and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, based on an appraisal of an independent appraiser of national reputation.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in
(i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

        "Global Securities" has the meaning set forth in Section 201.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Holder" means a Person in whose name a Security is registered in the Security Register.

        "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an Incurrence of such Indebtedness.

        "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or similar instruments, including obligations Incurred under receivables or factoring facilities, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business on customary terms), (v) every Capital Lease Obligation of such Person,
(vi) the maximum fixed redemption or repurchase price of Redeemable Stock of such Person at the time of determination, (vii) every obligation to pay rent or other payment amounts of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party, (viii) all obligations under Interest Hedge Agreements, (ix) every obligation of the type referred to in Clauses (i) through (viii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise or which is secured by a Lien on any asset of such Person and (x) the liquidation value of Preferred Stock of a Subsidiary of such Person issued and outstanding and held by other than such Person (or one of its Wholly Owned Restricted Subsidiaries); PROVIDED that for all purposes of this Indenture, (A) the amount outstanding at any time of (1) any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP, (2) any Guarantee or other contingent obligation is the maximum liability of such Person thereunder, (3) any Indebtedness that is not recourse to such Person except the assets securing such Indebtedness is the lesser of (x) the Fair Market Value of such assets and
(y) the amount of the Indebtedness, (4) obligations under an Interest Hedge Agreement that is designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates with respect to their respective outstanding Indebtedness shall be considered to be Indebtedness only to the extent that such Interest Hedging Agreement may increase the amount of Indebtedness of the Company or any of its Restricted Subsidiaries other than as a result of fluctuations in interest rates or by reason of fees, and (5) any other Indebtedness is the principal amount thereof, together with any interest thereon that is more than 30 days past due, (B) money borrowed at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness" to the extent of the amounts held in an escrow or similar account to be held for the benefit of or to be paid to the relevant lender as interest or its equivalent and (C) Indebtedness shall not include any liability for federal, state, local or other taxes. For purposes of clauses (vi) and (x) above, the "maximum fixed redemption or repurchase price" of any Redeemable Stock that does not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased or redeemed on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Stock (or any equity security for which it may be exchanged or converted), such fair market value shall be determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution.

        "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

        "Initial Purchaser" means Nortel Networks Inc.

        "Initial Regulation S Securities" means the Securities, if any, sold by the Initial Purchaser in the initial offering contemplated by the Purchase Agreement in reliance on Regulation S.

        "Interest Hedge Agreements" means any interest rate swap, cap, collar, floor, caption or swaption agreements, or any similar arrangements designed to hedge the risk of variable interest rate volatility or to reduce interest costs, arising at any time between the Company or any Restricted Subsidiary, on the one hand, and any Person (other than an Affiliate of the Company or any Restricted Subsidiary), on the other hand, as such agreement or arrangement may be modified, supplemented and in effect from time to time.

        "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

        "Investment" by any Person in any other Person means (without duplication): (a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership, limited liability company or other ownership interests or other securities of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension; (c) the entering into by such Person of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of such other Person; (d) the making of any capital contribution by such Person to such other Person; and (e) the designation by the Board of Directors of the Company of any Person to be an Unrestricted Subsidiary. For purposes of this Indenture, (i) "Investment" shall include and be valued at the Fair Market Value of such Person's PRO RATA interest in the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and shall exclude the lesser of (A) the Fair Market Value of such Person's PRO RATA interest in the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (B) the Fair Market Value of the amount of such Person's Investments (other than Permitted Investments) at the time deemed to be made in (net of cash distributions received from) such Unrestricted Subsidiary since the date of this Indenture, and (ii) the amount of any Investment shall be the Fair Market Value of such Investment at the time any such Investment is made.

        "Leverage Ratio" of any Person on any date (for purposes of this definition, the "Transaction Date") means, with respect to any Person and its Restricted Subsidiaries, the ratio of (i) Consolidated Indebtedness of such Person and its Restricted Subsidiaries on the

Transaction Date (after giving pro forma effect to the Incurrence of any Indebtedness on such Transaction Date) to (ii) the aggregate amount of Annualized Operating Cash Flow of such Person for the Reference Period (determined on a pro forma basis after giving effect to all acquisitions and dispositions of businesses made by such Person and its Restricted Subsidiaries from the beginning of the Reference Period through the Transaction Date as if such acquisitions and dispositions had occurred at the beginning of such Reference Period); PROVIDED, that for purposes of such computation, in calculating Annualized Operating Cash Flow and Consolidated Indebtedness: (a) the transaction giving rise to the need to calculate the Leverage Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) all members of the consolidated group of such Person on the Transaction Date that were acquired during the Reference Period shall be deemed to be members of the consolidated group of such Person for the entire Reference Period; and (c) the Indebtedness and Annualized Operating Cash Flow of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary shall be determined in accordance with the actual percentage of the Person's common equity interest in such Restricted Subsidiary on the date of determination of the Leverage Ratio (thus, for example, in the case of a Restricted Subsidiary in which such Person owns a 51% common equity interest, 51% of such Subsidiary's Indebtedness and of such Subsidiary's Annualized Operating Cash Flow would be included in the calculation of such Person's aggregate Indebtedness and Annualized Operating Cash Flow, respectively). When the foregoing definition is used in connection with the Company and its Restricted Subsidiaries, references to a Person and its Restricted Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries.

        "License" means any license relating to Telecommunications Businesses of the referent Person or any of its Restricted Subsidiaries granted by the Federal Communications Commission that entitles the holder to use the radio channels covered thereby, subject to compliance with applicable rules and regulations, in connection with such Telecommunications Businesses.

        "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Maturity" means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

        "Net Cash Proceeds" means the aggregate amount of cash and Cash Equivalents received by the Company and its Restricted Subsidiaries in respect of an Asset Sale (including upon the conversion to cash and Cash Equivalents of (a) any note or installment receivable at any time or (b) any other property as and when any cash and Cash Equivalents are received in respect of any property received in an Asset Sale but only to the extent such cash and Cash Equivalents are received within one year after such Asset Sale), less the sum of all reasonable out-of-pocket fees, commissions and other expenses incurred in connection with such Asset Sale, including the amount (estimated in good faith by the Board of Directors of the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any Restricted Subsidiary of the Company in connection with such Asset Sale.

        "Non-Recourse Debt" means Indebtedness: (a) as to which neither the Company nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any Guarantee, undertaking, agreement or instrument that would constitute Indebtedness but excluding any pledge of Capital Stock permitted under Section 1012); or (ii) is directly or indirectly liable (as a guarantor or otherwise); or (iii) constitutes the lender; (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against any Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable before its stated maturity; and (c) the holders of which have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (except as expressly permitted under Section
1012).

        "Notice of Default" has the meaning specified in Section 501.

        "Offer" has the meaning specified in the definition of Offer to Purchase.

        "Offer to Purchase" means a written offer (the "Offer") sent by the Company to each Holder at his address appearing in the Security Register on the date of the Offer offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which, subject to any contrary requirements of applicable law, shall be not less than 30 days nor more than 60 days after the date of such Offer to Purchase and a settlement date (the "Purchase Date") for purchase of Securities within 5 Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to Section 1019 (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in Clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to

Purchase and the events requiring the Company to make the Offer to Purchase and
(iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Offer to Purchase. The Offer shall also state:

                (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

                (2)     the Expiration Date and the Purchase Date;

                (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

                (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Securities accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

                (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $1,000 principal amount;

                (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase;

                (7) that on the Purchase Date the Purchase Price will become due and payable upon each Security accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

                (8) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

                (9) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

                (10) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to

        Purchase, the Company shall purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Securities in denominations of $1,000 or integral multiples thereof shall be purchased); and

                (11) that in case of any Holder whose Security is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

        "Officers' Certificate" means a certificate signed by two officers at least one of whom shall be the Chairman of the Board, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Company and delivered to the Trustee.

        "Operating Cash Flow" for any Person for any period means (a) the Consolidated Net Income of such Person for such period, plus (b) the sum, without duplication (and only to the extent such amounts are deducted from net revenues in determining such Consolidated Net Income), of (i) the provisions for income taxes for such period for such Person and its Restricted Subsidiaries,
(ii) depreciation, amortization and other non-cash charges of such Person and its Restricted Subsidiaries and (iii) Consolidated Interest Expense of such Person for such period, determined, in each case, on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP, less (c) the sum, without duplication (and only to the extent such amounts are included in such Consolidated Net Income) of (i) all extraordinary gains of such Person and its Subsidiaries during such period and (ii) the amount of all cash payments made during such period by such Person and its Subsidiaries to the extent such payments relate to non-cash charges that were added back in determining Operating Cash Flow for such period or for any prior period, less (d) non-cash credits increasing Consolidated Net Income for such period; and in the case of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the determination of the percentage of the Operating Cash Flow of such Restricted Subsidiary that is to be included in the calculation of the Company's Leverage Ratio shall be made on a pro forma basis on the assumption that the percentage of the Company's common equity interest in such Restricted Subsidiary throughout the applicable Reference Period was equivalent to its common equity interest on the date of the determination. Notwithstanding the foregoing, for purposes of
Section 1010 only, the provision for income taxes and the depreciation, amortization and other non-cash charges of a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Operating Cash Flow only to the extent that (and in same proportion as) the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and regulations applicable to that Subsidiary or the holders of its equity interests. When the foregoing definition is used in connection with the Company, references to a Person and its Subsidiaries in the foregoing definition shall be deemed to refer to the Company and its Restricted Subsidiaries. For the purposes of Section 1010 only, the determination of the percentage of the Operating Cash Flow of a Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary that is to be included in the calculation of the Company's Operating Cash Flow shall be made on a quarter by quarter basis based on the percentage of the Company's common equity interest in such Restricted Subsidiary on the last day of each quarter during the relevant period.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be reasonably acceptable to the Trustee, delivered to the Trustee.

        "Original Securities" means the Securities of the Company designated in the first paragraph of the recitals.

        "Outstanding," when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, EXCEPT:

                (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; PROVIDED that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                (iii) Securities which have been paid pursuant to Section 307 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

        "Pari Passu," when used with respect to the ranking of any Indebtedness of any Person in relation to other Indebtedness of such Person, means that each such Indebtedness (a) either (i) is not subordinated in right of Payment to any other Indebtedness of such Person or (ii) is subordinate in right of payment to the same Indebtedness of such Person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any other Indebtedness of such Person as to which the other is not so subordinate.

        "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

        "Permitted Holder" has the meaning specified in Section 1016.

        "Permitted Investments" means (i) Investments in Cash Equivalents; (ii) Investments by the Company or a Restricted Subsidiary in the Company or a Restricted Subsidiary of the Company; (iii) Investments in a Person substantially all of whose assets are of a type generally used in a Telecommunications Business (an "Acquired Person") if, as a result of such Investments, (A) the Acquired Person immediately thereupon becomes a Restricted Subsidiary of the Company or (B) the Acquired Person immediately thereupon either (1) is merged or consolidated with or into the Company or any Restricted Subsidiary of the Company or (2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any of its Restricted Subsidiaries; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) advances and prepayments for asset purchases in the ordinary course of business in a Telecommunications Business of the Company or a Restricted Subsidiary; and (vi) customary loans or advances made in the ordinary course of business to officers, directors or employees of the Company or any of its Restricted Subsidiaries for travel, entertainment, and moving and other relocation expenses; PROVIDED, that the matters referenced in clause (iii) above shall not be Permitted Investments if made at any time that an Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing; and PROVIDED FURTHER that, for purposes of Section 1010 only, Investments shall exclude all Investments made (since the date of this Indenture and treated as a Restricted Payment) in a Person which thereafter qualify as Permitted Investments pursuant to clause
(iii) above, in each case valued at the lesser of (A) Fair Market Value at the time such Investment is deemed to be a Permitted Investment and (B) Fair Market Value of the amount of such Investment at the time deemed to be made (net of cash or other distributions received therefrom or other amounts received in respect thereof).

        "Permitted Joint Venture" means, as applied to any Person, any corporation or other entity (a) engaged in the acquisition, ownership, operation and management of assets in the Telecommunications Business, (b) over which such Person is responsible (either directly or through a services agreement) for day-to-day operations or otherwise has a technical services or comparable agreement that provides such Person with such rights, duties and obligations as are substantially similar to those rights, duties and obligations of the Company (as assignee of Western Wireless Corporation) under that certain Technical Services Agreement dated July 30, 1996, as amended, with respect to Cook Inlet Western Wireless PV/SS PCS, L.P., (c) of which more than forty percent (40%) of the outstanding Capital Stock (other than directors' qualifying shares) having ordinary Voting Power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such Voting Power by reason of the happening of any contingency, in the case of a corporation, or more than forty percent (40%) of the outstanding ownership interests, in the case of an entity other than a corporation, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and by one or more Restricted Subsidiaries of such Person, and (d) that is formed pursuant to an arms' length negotiation between such Person and the other parties to such Permitted Joint Venture Investment that satisfies the requirements of Section 1013, if applicable.

        "Permitted Joint Venture Investment" means (i) any payment on account of the purchase, redemption, retirement or acquisition of (A) any shares of Capital Stock or other ownership interests of a Permitted Joint Venture or (B) any option, warrant or other right to acquire shares of Capital Stock or ownership interests of a Permitted Joint Venture or (ii) any loan, advance, lease, capital contribution to, or Investment in, or payment of a Guarantee of any obligation of a Permitted Joint Venture.

        "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

        "Preferred Stock" means, with respect to any Person, any and all shares of Capital Stock of such Person that have preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Public Equity Offering" means an underwritten public offering of Common Stock of the Company pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act with aggregate net proceeds of not less than $100 million.

        "Purchase Agreement" means the Purchase Agreement, dated as of the date hereof, between the Company and the Initial Purchaser, as such agreement may be amended. supplemented or otherwise modified from time to time.

        "Purchase Amount" has the meaning specified in the definition of Offer to Purchase.

        "Purchase Date" has the meaning specified in the definition of Offer to Purchase.

        "Purchase Price" has the meaning specified in the definition of Offer to Purchase.

        "Qualified Capital Stock" means, with respect to any Person, any and all shares of Capital Stock other than Redeemable Stock issued by such Person after the date of this Indenture.

        "Qualified Capital Stock Proceeds" means, with respect to any Person,
(a) in the case of any issuance or sale of Qualified Capital Stock (other than to a Subsidiary of such Person or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of any of their employees), the aggregate cash proceeds received by such Person, net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees Incurred by such Person or any of its Subsidiaries in connection with such issuance or sale; and (b) in the case of any exchange, exercise, conversion or surrender of any Redeemable Stock or Indebtedness of such Person issued (other than to any Subsidiary) for cash after the Debenture Issue Date for or into shares of Qualified Capital Stock of such Person, the liquidation value of the Redeemable Stock or the net book value of such Indebtedness as adjusted on the books of such Person to the date of such exchange, exercise, conversion or surrender, plus (y) any additional amount paid by the securityholders to such Person upon such exchange, exercise, conversion or surrender and less (z) any and all payments made to the securityholders, and all attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees Incurred by such Person or any of its Subsidiaries in connection therewith.

        "Qualifying Event" means any Public Equity Offering or any Strategic Equity Investment.

        "Redeemable Stock" of any Person means any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the final Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to the final Stated Maturity of the Securities; PROVIDED that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the final Stated Maturity of the Securities shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock taken as a whole are no more favorable to the holders of such Capital Stock than the provisions contained in Section 1016 of this Indenture (and in any event provide no greater premium than the provisions contained in Section 1016 of this Indenture) and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Securities as are required to be repurchased pursuant to Section 1016.

        "Redemption Date" when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price" when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Reference Period" with regard to any Person means the last two full fiscal quarters of such Person immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture for which financial statements have been delivered to the Trustee.

        "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Debenture Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that
(i) such Refinancing Indebtedness has a final maturity no earlier than the final maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus accrued interest on the principal amount of Indebtedness Refinanced, and fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company (unless such Subsidiary was obligated under, or a guarantor of, the Indebtedness being Refinanced) or
(y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

        "Registered Securities" means the Exchange Securities and all other Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

        "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

        "Regulation S Global Security" has the meaning specified in Section 201.

        "Related Person" of any Person means any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Power of such Person.

        "Resale Registration Statement" means a shelf registration statement under the Securities Act filed by the Company, if required by, and meeting the requirements of, the Notes Exchange and Registration Rights Agreement, registering the Original Securities for resale.

        "Restricted Global Security" has the meaning specified in Section 201.

        "Restricted Payments" means, with respect to any Person, (i) any declaration or payment of a dividend or other distribution of any sort on any shares of Capital Stock of such Person or any Restricted Subsidiary of such Person (including any payment in connection with any merger or consolidation involving such Person or any of its Restricted Subsidiaries, but excluding (A) a dividend or other distribution payable solely in shares of Qualified Capital Stock of such Person or options, warrants or other rights to acquire Qualified Capital Stock of such Person and (B) any declaration or payment of a dividend or other distribution by a Restricted Subsidiary to the Company or another Restricted Subsidiary), (ii) any payment on the account of the purchase, redemption, retirement or acquisition (including by way of issuing any Indebtedness or Redeemable Stock in exchange for Capital Stock) of (A) any shares of Capital Stock of such Person or any Restricted Subsidiary of such Person (including, in the case of a Restricted Subsidiary, Capital Stock of the Company) held by other than such Person or any of its Restricted Subsidiaries or
(B) any option, warrant or other right to acquire shares of Capital Stock of such Person or any Restricted Subsidiary of such Person held by a Person other than such Person or any of its Restricted Subsidiaries (including, in the case of a Restricted Subsidiary, any option, warrant or other right to acquire shares of Capital Stock of the Company), in each case other than pursuant to the cashless exercise of options or pursuant to the acquisition by the Company or any Restricted Subsidiary of the Company of Capital Stock of a Restricted Subsidiary of the Company not owned by the Company or another Restricted Subsidiary for a price not greater than the Fair Market Value of such Capital Stock, (iii) any Investment (other than a Permitted Investment) made by such Person and (iv) any redemption, defeasance, purchase, repurchase or other acquisition or retirement for value prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Subordinated Indebtedness of such Person (other than the purchase, repurchase, or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); PROVIDED, that the term "Restricted Payment" does not include the payment of a dividend or other distribution by any Restricted Subsidiary on shares of its Capital Stock that is paid pro rata to all holders of such Capital Stock.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person other than an Unrestricted Subsidiary.

        "Rule 144" means Rule 144 under the Securities Act (or any successor provision) as it may be amended from time to time.

        "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

        "Rule 144A Securities" means the Securities purchased by the Initial Purchaser from the Company pursuant to the Purchase Agreement, other than the Initial Regulation S Securities.

        "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

        "Securities" means securities designated in the first paragraph of the recitals of the Company and includes the Exchange Securities.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Securities Act Legend" means a legend substantially in the form of the legend required in the form of Security set forth in Section 202 to be placed upon a Rule 144A Security or an Initial Regulation S Security.

        "Security Registrar" and "Security Register" have the respective meanings specified in Section 306.

        "Special Interest" has the meaning specified in the form of the Securities set forth in Section 202.

        "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the date on which the principal of such Security or such installment of interest is due and payable.

        "Step-Down Date" has the meaning specified in the form of the Securities set forth in Section 202.

        "Step-Up" has the meaning specified in the form of the Securities set forth in Section 202.

        "Strategic Equity Investment" means an investment in Qualified Capital Stock of the Company made by a Strategic Investor in an aggregate amount of not less than $100 million.

        "Strategic Investor" means a Person (other than an Affiliate of the Company or a Person who by virtue of such Investment becomes such an Affiliate) engaged in one or more Telecommunications Businesses with an equity market capitalization at the time such Person makes a Strategic Equity Investment in the Company in excess of $2 billion.

        "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment to the Securities.

        "Subsidiary" of any Person means (i) any corporation of which more than fifty percent (50%) of the outstanding Capital Stock (other than directors' qualifying shares) having ordinary Voting Power to elect its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such Voting Power by reason of the happening of any contingency, or any entity other than a corporation of which more than fifty percent (50%) of the outstanding ownership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (ii) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

        "Successor Company" has the meaning specified in Section 801.

        "Successor Security" of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 307 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

        "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased wireline or wireless transmission facilities, (ii) creating, developing, constructing, installing, repairing, maintaining or marketing communications-related systems, network equipment and facilities, software and other products, or (iii) evaluating, owning, operating, participating in or pursuing any other business that is primarily related to those identified in Clause (i) or (ii) above (in the case of this Clause (iii), however, in a manner consistent with the Company's manner of business on the date of this Indenture), and shall, in any event, include all businesses in which the Company or any of its Subsidiaries is engaged on the date of this Indenture or has entered into agreements to engage in or to acquire a company to engage in or contemplate engaging in, as expressly set forth in the Company's Form 10/A filed with the Commission on April 13, 1999; PROVIDED that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Company's Board of Directors.

        "Total Invested Capital" means at any time of determination, the sum of, without duplication, (i) $1.4 billion, plus (ii) the aggregate net cash proceeds and the aggregate net Fair Market Value of property other than cash received by the Company from the issuance or sale of Qualified Capital Stock including Qualified Capital Stock of the Company issued upon the conversion of convertible debt or from the exercise of options, warrants or rights to purchase Qualified Capital Stock subsequent to the Debenture Issue Date (other than to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of any of their employees); plus (iii) the aggregate net cash proceeds received by the Company or any Restricted Subsidiary of the Company from the sale, disposition or repayment of any Investment made after the Debenture Issue Date, and constituting a Restricted Payment in an amount equal to the lesser of (a) the return of capital with respect to such Investment and (b) the amount of such Investment made, in either case, less the cost of the disposition of such Investment, net of taxes, plus (iv) an amount equal to the consolidated net Investment (as of the date of determination) the Company and/or any of the Restricted Subsidiaries of the Company has made in any Subsidiary that has been designated as an Unrestricted Subsidiary after the Debenture Issue Date, upon its redesignation as a Restricted Subsidiary in accordance with Section 1010, plus (v) Consolidated Indebtedness minus (vi) the aggregate amount of all Restricted Payments declared or made on or after the Debenture Issue Date.

        "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 15, 2004; PROVIDED, HOWEVER, that if the period from the Redemption Date to May 15, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        "Triggering Event" has the meaning specified in the form of the Securities set forth in Section 202.

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in
Section 905; PROVIDED, HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

        "U.S. Government Obligations" has the meaning specified in Section 1204.

        "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of any Person may designate any Restricted Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, such Person or any Restricted Subsidiary; PROVIDED that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such Person's PRO RATA interest in the Fair Market Value of the net assets of such Subsidiary at the time of such designation would be permitted as an Investment under Section 1010. The Board of Directors of any Person may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of such Person, PROVIDED that immediately after giving effect to such designation (x) such Person would be permitted to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 1008 and (y) no Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing. Any such designation by the Board of Directors shall be evidenced by a Board Resolution submitted to the Trustee.

        "Voting Agreement" means that Voting Agreement dated May 3, 1999 among the Company and certain of its securityholders.

        "Voting Power" of any Person means the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily have voting power for the election of directors of such Person.

        "Voting Stock" has the meaning specified in Section 1016.

        "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

SECTION 102. COMPLIANCE CERTIFICATES AND OPINIONS.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as in its reasonable judgment is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 103. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 104. ACTS OF HOLDERS; RECORD DATE.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Trustee and, where it is hereby expressly required, by the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 104.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

        (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

        (d)     The ownership of Securities shall be proved by the Security
Register.

        (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. NOTICES, ETC., TO TRUSTEE AND COMPANY.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
        Attention: Trust Officer, or

                (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company, Attention: Chief Executive Officer, addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company with a copy to its General Counsel.

SECTION 106. NOTICE TO HOLDERS; WAIVER.

        Where this Indenture provides for communication with or notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. CONFLICT WITH TRUST INDENTURE ACT.

        If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of this Indenture shall be deemed to apply.

SECTION 108. EFFECT OF HEADINGS AND TABLE OF CONTENTS.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. SUCCESSORS AND ASSIGNS.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 110. SEPARABILITY CLAUSE.

        In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. BENEFITS OF INDENTURE.

        Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. GOVERNING LAW.

        THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

SECTION 113. LEGAL HOLIDAYS.

        In any case where any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, PROVIDED that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity, as the case may be if such payment is made on such next succeeding Business Day.

SECTION 114. COUNTERPARTS.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument.

                                   ARTICLE TWO
                                 SECURITY FORMS

SECTION 201. FORMS GENERALLY.

        The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

        The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

        The Rule 144A Securities shall initially be represented by one or more Securities in registered, global form without coupons (collectively, the "Restricted Global Security"). The Initial Regulation S Securities shall initially be represented by one or more Securities in registered, global form without interest coupons (collectively, the "Regulation S Global Security" and, together with the Restricted Global Security, the "Global Securities"). The Global Securities shall be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Prior to the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Security may only be held through Euroclear or CEDEL (as indirect participants in DTC), unless exchanged for interests in the

Restricted Global Security in accordance with the transfer and certification requirements described in this Indenture.

SECTION 202. FORM OF FACE OF SECURITY.

        The Global Security (including beneficial interests in the Global Security and, subject to Section 306(c), their Successor Securities) shall be subject to certain restrictions on transfer and shall bear a legend in substantially the following form:

        THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER APPLICABLE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE AND THE SECURITIES REGISTRAR, AS APPLICABLE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE, THE

TRANSFER AGENT AND THE SECURITIES REGISTRAR, AS APPLICABLE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S.

        [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

        [IF THE SECURITY IS A GLOBAL SECURITY AND THE DEPOSITORY TRUST COMPANY IS TO BE THE DEPOSITARY THEREFOR, THEN INSERT -- UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

12% [SERIES A] SENIOR DEBENTURES DUE 2011

No. ________                                                         $__________

[If Regulation S Global Security - CUSIP Number __________]

[If Restricted Global Security - CUSIP Number __________]

[If an Exchange Security - CUSIP Number __________]

        VoiceStream Wireless Corporation, a corporation duly organized and existing under the laws of Washington (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of ___________ Dollars [IF THE SECURITY IS A GLOBAL SECURITY, THEN INSERT -- , or such other principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture, on May 15, 2011, and to pay interest in cash thereon from [insert the date of issuance or the relevant Interest Payment Date with respect to Additional Securities (as applicable)], semi-annually on May 15 and November 15 in each year, commencing on November 15, 1999, at the rate of 12% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 13% per annum on any overdue principal and premium, if any, and on any overdue installment of interest until paid. [IF THE SECURITY IS AN ORIGINAL SECURITY, THEN INSERT --, PROVIDED that if a "Triggering Event" (as defined in the Debenture Exchange and Registration Rights Agreement) shall occur (PROVIDED that no more than one Triggering Event shall be deemed to be in effect at any one time), then interest will accrue (in addition to the stated interest on this Security) (the "Step-Up") at a rate of 0.5% per annum on the principal amount of the Securities for the period from the occurrence of the Triggering Event until such time (the "Step-Down Date") as no Triggering Event is in effect. Special Interest (as defined below) shall be payable in cash semi-annually in arrears on each May 15 and November 15. For each 90-day period that the Triggering Event continues, the per annum rate of such Special Interest shall increase (each such increase, an "Additional Step-Up") by an additional 0.5% per annum, PROVIDED that the sum of the Step-Up and all Additional Step-Ups shall in no event exceed 2.0% per annum in the aggregate. On the Step-Down Date the interest rate will be restored to its initial rate. The Company shall provide the Trustee with written notice of the date of any Triggering Event and the Step-Down Date. Interest accruing as a result of the Step-Up or an Additional Step-Up is referred to herein as "Special Interest."] The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. [IF THE SECURITY IS AN ORIGINAL SECURITY, THEN INSERT --, PROVIDED that any accrued and unpaid interest (including Special Interest) on this Security upon the issuance of an Exchange Security in exchange for this Security shall cease to be payable to the Holder hereof and shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date] Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

        In lieu of making cash payment of interest (including any Special Interest) due on or before May 15, 2004, the Company may at its option elect to pay such interest, in whole or in part, by the issuance of Additional Securities to the Holders on the respective Interest Payment Date. The principal amount of Additional Securities issued in lieu of cash payment shall be equal to the amount of interest payable on such Interest Payment Date (including any Special Interest) that is not paid in cash on such date.

        Subject to the preceding paragraph, payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office or at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (or as provided in the immediately preceding paragraph, if applicable).

        Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
                                        VOICESTREAM WIRELESS CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

Attest:

----------------------------------

Name:
     -----------------------------

Title:
       ---------------------------

SECTION 203. FORM OF REVERSE OF SECURITY.

        This Security is one of a duly authorized issue of securities of the Company designated as its 12% [Series A] Senior Debentures due 2011 (herein called the "Securities"), issued and to be issued under an Indenture, dated as of May 14, 1999 (herein called the "Indenture"), between the Company and Harris Trust Company of California, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are limited (except as otherwise provided herein or in the Indenture referred to above) in aggregate principal amount to $400,000,000.

        On or after May 15, 2004, the Securities may be redeemed at any time at the option of the Company, in whole or from time to time in part, at the following Redemption Prices (expressed as percentages of the principal amount thereof). If redeemed during the 12-month period beginning May 15 of the years indicated,

                     YEAR                                REDEMPTION PRICE
                     ----                                ----------------
                     2004                                    106.000%
                     2005                                    104.500%
                     2006                                    103.000%
                     2007                                    101.500%
                     2008 and thereafter                     100.000%

together in the case of any such redemption with accrued interest to but excluding the Redemption Date, but any interest installment whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

        Notwithstanding the foregoing, at any time prior to May 15, 2002, the Company may redeem up to 35% of the aggregate principal amount of Securities (including Additional Securities) actually issued under the Indenture from the net cash proceeds of a Qualifying Event at a Redemption Price equal to 112.0% of the aggregate principal amount thereof, together with accrued and unpaid interest to but excluding the Redemption Date; PROVIDED, that at least $260 million in aggregate principal amount of Securities (including Additional Securities) remains outstanding immediately following such redemption. Any such redemption must be made within 30 days after the related Qualifying Event.

        In addition, at any time prior to May 15, 2004, the Securities may also be redeemed at the option of the Company, in whole but not in part, upon the occurrence of a Change of Control (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date therefor.

        Notice of any optional redemption of any Securities (or portion thereof) will be given to the Holders at their addresses appearing in the Security Register not less than 30 nor more than 60 days prior to the Redemption Date. The notice of redemption shall state the Redemption Date, the Redemption Price, if less than all the Outstanding Securities are to be redeemed, principal amounts of the particular Securities to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each Security to be redeemed and the place or places where such Securities are to be surrendered for payment of the Redemption Price. If less than all of the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee by such method as the Trustee deems fair and appropriate.

        The Securities do not have the benefit of any sinking fund obligations.

        In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared or automatically become due and payable in the manner and with the effect provided in the Indenture.

        The Indenture provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for Securities.

        The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the time, place and rate, and in the coin or currency (or Additional Securities if permitted hereunder), herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or at the office or agency of the Company in the Borough of Manhattan, New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of

Securities of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months; PROVIDED that any Special Interest shall be computed on the basis of a 365 or 366 day year, as the case may be, and the number of days actually elapsed.

        All terms used in this Security which are not defined herein but which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1014, 1015 or 1016 of the Indenture, check the box:

        [ ]

        If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 1014, 1015 or 1016 of the Indenture, state the amount: $_______

Dated:
                                        Your Signature:
                                                       -------------------------
                                                       (Sign exactly as name
                                                       appears on the other side
                                                       of this Security)



Signature Guarantee:


                                        ----------------------------------------
                                        (Signature must be guaranteed by an
                                        eligible guarantor institution which is
                                        a member of or participant in the
                                        Securities Transfer Agent Medallion
                                        Program (STAMP))

SECTION 204. FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

          This is one of the Securities referred to in the within-mentioned Indenture.


                                        Harris Trust Company of California,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                           Authorized Officer

                                  ARTICLE THREE
                                 THE SECURITIES

SECTION 301. TITLE AND TERMS.

          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $400,000,000 except for Securities authenticated and delivered as Additional Securities pursuant to the fifth paragraph of this Section, and except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 307, 906 or 1108 or in connection with an Offer to Purchase pursuant to Section 1014, 1015 or 1016.

          Subject to Section 303, the Trustee shall authenticate Securities for original issue on the date of this Indenture in the aggregate principal amount of $400,000,000. With respect to any Securities issued after the date of this Indenture in lieu of payment of cash interest (including Special Interest) as permitted by the fifth paragraph of this Section 301, there shall be established in or pursuant to a resolution of the Board of Directors of the Company, and subject to Section 303, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities ("Additional Securities"):

                (1) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture in payment of interest otherwise payable in cash pursuant to this Indenture;

                (2) the issuance date of such Securities that may be authenticated and delivered under this Indenture; and

                (3) that such Additional Securities shall be issuable in the same form as the then Outstanding Securities (i.e., as either a Global Security or as non-Global Securities and, if the Exchange Securities have been issued, as Exchange Securities) and having the same terms as the then Outstanding Securities and the same depositaries.

        The Original Securities shall be known and designated as the "12% Series A Senior Debentures due 2011" and the Exchange Securities shall be known and designated as the "12% Senior Debentures due 2011," in each case, of the Company. Their Stated Maturity shall be

May 15, 2011 and they shall bear interest at the rate of 12% per annum, from the Debenture Issue Date or from the most recent Interest Payment Date to which interest has been paid in cash or duly provided for, as the case may be, payable semi-annually on May 15 and November 15, commencing on November 15, 1999, to the Holders of record on the immediately preceding May 1 and November 1, until the principal thereof is paid or made available for payment; PROVIDED, HOWEVER, with respect to Original Securities, that if a Triggering Event occurs (PROVIDED that no more than one Triggering Event shall be deemed to be in effect at any one time), then a Step-Up will occur for the period from the occurrence of the Triggering Event until the Step-Down Date; PROVIDED, FURTHER, that for each 90-day period that the Triggering Event continues, an Additional Step-Up shall occur; and PROVIDED, FURTHER, that the sum of the Step-Up and all Additional Step-Ups shall in no event exceed 2.0% per annum in the aggregate. On the Step-Down Date the interest rate will be restored to its initial rate. The Company shall provide the Trustee with written notice of the date of any Triggering Event and the Step-Down Date. The interest so payable, and punctually paid or duly provided for in respect of any Security, on any Interest Payment Date will, as provided in this Indenture, be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Accrued Special Interest, if any, shall be paid in cash (or Additional Securities if permitted hereunder) in arrears semiannually on May 15 and November 15 in each year and the amount of accrued Special Interest shall be determined on the basis of the number of days actually elapsed and computed as provided in Section 311.

        The principal of (and premium, if any) and interest on the Securities shall be payable at the Corporate Trust Office or at the office or agency of the Company in the City and State of New York maintained for such purpose; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

        In lieu of making cash payment of interest (including any Special Interest) due on or before May 15, 2004, the Company may at its option elect to pay such interest, in whole or in part, by the issuance of Additional Securities to the Holders on the respective Interest Payment Date. The principal amount of Additional Securities issued in lieu of cash payment shall be equal to the amount of interest payable on such Interest Payment Date (including any Special Interest) that is not paid in cash on such date.

        The Securities shall be subject to repurchase by the Company pursuant to an Offer to Purchase as provided in Sections 1014, 1015 and 1016.

        The Securities shall be redeemable as provided in Article Eleven.

        The Securities shall be subject to defeasance at the option of the Company as provided in Article Twelve.

SECTION 302. DENOMINATIONS.

        The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiples thereof.

SECTION 303. EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

        The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, attested by its Secretary, one of its Assistant Secretaries or its Chief Financial Officer. The signature of any of these officers on the Securities may be manual or facsimile.

        Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities, including Additional Securities, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

        At any time and from time to time after the execution and delivery of this Indenture and after the effectiveness of a registration statement under the Securities Act with respect thereto, the Company may deliver Exchange Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Exchange Securities and a like principal amount of Original Securities for cancellation in accordance with Section 310 of this Indenture, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities. Prior to authenticating such Exchange Securities, and accepting any additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, if requested, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating in substance

                (a) that all conditions hereunder precedent to the authentication and delivery of such Exchange Securities have been complied with and that such Securities, when such Exchange Securities have been duly authenticated and delivered by the Trustee (and subject to any other conditions specified in such Opinion of Counsel), have been duly issued and delivered and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                (b) that the issuance of such Securities in exchange for Original Securities has been effected in compliance with the Securities Act.

        Each Security shall be dated the date of its authentication. No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304. TEMPORARY SECURITIES.

        Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305. GLOBAL SECURITIES.

        (a) Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

        (b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act,
(ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security, (iii) the Company executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iv) pursuant to the following sentence. All or any portion of a Global Security may be exchanged for a Security that has a like aggregate principal amount and is not a Global

Security, upon 20 days' prior request made by the Depositary or its authorized representative to the Trustee.

        (c) If any Global Security is to be exchanged for other Securities or cancelled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three. If any Global Security is to be exchanged for other Securities or cancelled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or cancelled, or equal to the principal amount of such other Security to be exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to
Section 305(b) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

        (d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three, Section 906, 1014, 1015, 1016 or 1108 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

        (e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner's beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

SECTION 306. REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY;
             CERTAIN TRANSFERS AND EXCHANGES; SECURITIES ACT LEGENDS.

        (a) REGISTRATION; REGISTRATION OF TRANSFER AND EXCHANGE GENERALLY. The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers and exchanges of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers and exchanges of Securities as herein provided. Such Security Register shall distinguish between Original Securities and Exchange Securities.

        Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

        At the option of the Holder, Securities may be exchanged for new Securities of any authorized denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

        All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and (except for the differences between Original Securities and Exchange Securities provided for herein) entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

        Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

        No service charge shall be made to the Holders for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 305, 306, 906, 1014, 1015, 1016 or 1108
not involving any transfer.

        The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

        (b) CERTAIN TRANSFERS AND EXCHANGES. Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 306(b) shall be made only in accordance with this Section 306(b) (with reference to Section 305).

                (i) EXCHANGES BETWEEN THE RESTRICTED GLOBAL SECURITY AND THE REGULATION S GLOBAL SECURITY.

                        (A) Beneficial interests in the Restricted Global Security may be exchanged for beneficial interests in the Regulation S Global Security and vice versa only in connection with a transfer of such interest. Such transfers are subject to compliance with the certification requirements described below.

                        (B) A beneficial interest in the Restricted Global Security may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only upon receipt by the Trustee of a written certification on behalf of the transferor to the effect that such transfer is being made in accordance with Rule 904 of Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

                        (C) Prior to the expiration of the Distribution Compliance Period, a beneficial interest in the Regulation S Global Security may be transferred to a person who takes delivery in the form of an interest in the Restricted Global Security only upon receipt by the Trustee of a written certification on behalf of the transferor to the effect that such transfer is being made to a person who the transferor reasonably believes is a qualified institutional buyer acquiring for its own account or the account of a qualified institutional buyer in a transaction complying with Rule 144A and any applicable securities laws of the states of the United States and other jurisdictions. After the expiration of the Distribution Compliance Period, this certification requirement shall no longer apply to such transfers. Any such exchange of a beneficial interest in the Regulation S Global Security for a beneficial interest in the Restricted Global Security or vice versa will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdrawal at Custodian ("DWAC") system and an appropriate adjustment shall be made in the records of the Security Register to reflect a decrease in the principal amount of the relevant Global Security.

                        (D) Any beneficial interest in one of the Global Securities that is exchanged for an interest in the other Global Security shall cease to be an interest in such Global Security and shall become an interest in the other Global Security. Accordingly, such interest shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

                (ii) EXCHANGES OF BOOK-ENTRY SECURITIES FOR CERTIFICATED SECURITIES. A beneficial interest in a Global Security may not be exchanged for a Security in certificated form unless (A) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Security or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company fails to appoint a successor Depository, (B) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (C) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Securities. In all cases, certificated Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Security issued in exchange for an interest in a Global Security shall bear the legend restricting transfers that is borne by such Global Security.

                (iii) SECURITIES ACT LEGENDS. Rule 144A Securities and their respective Successor Securities shall bear a Securities Act Legend, and Initial Regulation S Securities and their Successor Securities shall bear a Securities Act Legend, subject to the following:

                        (A) subject to the following Clauses of this Section 306(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Securities Act Legend borne by such Global Security while represented thereby;

                        (B) subject to the following Clauses of this Section 306(b), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Securities Act Legend borne by such other Security;

                        (C) Registered Securities shall not bear a Securities Act Legend;

                        (D) a new Security which does not bear a Securities Act Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company's judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

                        (E)     notwithstanding the foregoing provisions of this
                Section 306(b), a Successor Security of a Security that does not bear a particular form of Securities

                Act Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a "restricted security" within the meaning of Rule 144, in which case the Trustee, at the direction of the Company, shall authenticate and deliver a new Security bearing a Securities Act Legend in exchange for such Successor Security as provided in this Article Three.

SECTION 307. MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

        If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or Stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

        Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 308. PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

        Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

        Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been held by such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:


                (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

                (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

        Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Security.

SECTION 309. PERSONS DEEMED OWNERS.

        Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such

Security is registered as the owner of such security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section
308) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

        None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

SECTION 310. CANCELLATION.

        All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any Offer to Purchase, pursuant to
Section 1014, 1015 or 1016, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 310, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall (subject to the record-retention requirements of the Exchange Act) be disposed of as directed by a Company Order.

SECTION 311. COMPUTATION OF INTEREST.

        Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months; PROVIDED, HOWEVER, that any Special Interest shall be computed on the basis of a 365- or 366-day year, as the case may be, and the number of days actually elapsed.

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE

SECTION 401. SATISFACTION AND DISCHARGE OF INDENTURE.

        This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture (including, but not limited to, Article Twelve hereof), when

                (1)     either

                        (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 307 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
                1003) have been delivered to the Trustee for cancellation; or

                        (B) all such Securities not theretofore delivered to the Trustee for cancellation

                                (i)     have become due and payable, or

                                (ii)    will become due and payable at their
                        Stated Maturity within one year, or

                                (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein PROVIDED that relate to the satisfaction and discharge of this Indenture have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article Four, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. APPLICATION OF TRUST MONEY.

        Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

                                  ARTICLE FIVE
                                    REMEDIES

SECTION 501. EVENTS OF DEFAULT.

        "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                (1) failure to pay the principal of (or premium, if any, on) any Security at its Maturity; or

                (2) failure to pay any interest upon any Security for a period of 30 days or more after it becomes due and payable; or

                (3) failure to make timely any Offer to Purchase required to be made pursuant to Section 1014, 1015 or 1016 or, on the applicable Purchase Date, to purchase Securities required to be purchased by the Company pursuant to Section 1014, 1015 or 1016; or

                (4) failure to perform or comply with, or breach of, Article Eight; or

                (5) failure to perform, or breach of, any covenant or agreement of the Company in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 501 specifically addressed), and continuance of such failure or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such failure or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                (6) a default or defaults under any bond(s), debenture(s), note(s) or other evidence(s) of Indebtedness by the Company or any Restricted Subsidiary of the Company or under any mortgage(s), indenture(s) or instrument(s) under which there may be issued or by which there may be secured or evidenced any Indebtedness of such type by the Company or any such Restricted Subsidiary with a principal amount then outstanding, individually or in the aggregate, in excess of $5 million, whether such Indebtedness now exists or shall hereafter be created, which default or defaults result in the acceleration of the payment of such Indebtedness or shall constitute a failure to pay any portion of the principal of such Indebtedness at maturity after the expiration of any applicable grace period with respect thereto or shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

                (7) a final judgment or final judgments for the payment of money are entered against the Company or any Restricted Subsidiary of the Company in an aggregate amount in excess of $5 million, which judgments remain undischarged, unstayed or unbonded for a period (during which execution shall not be effectively stayed) of 60 days after the right to appeal has expired; or

                (8) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Restricted Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Restricted Subsidiary or of any substantial part of the property of the Company or any such Restricted Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any such Restricted Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                (9) the commencement by the Company or any Restricted Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Restricted Subsidiary to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Restricted Subsidiary of the Company, or the filing by the Company or any such Restricted Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Restricted Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary of the Company or of any substantial part of the property of the Company or any Restricted Subsidiary of the Company, or the making by the Company or any Restricted Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Restricted Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any such Restricted Subsidiary in furtherance of any such action.

SECTION 502. ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

        Subject to Section 1020, if an Event of Default (other than an Event of Default specified in Section 501(8) or (9)) shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal (and premium, if any) and any accrued interest shall become immediately due and payable. If an Event of Default specified in
Section 501(8) or (9) occurs, the principal of (and premium, if any) and any accrued interest on the Securities then Outstanding shall IPSO FACTO become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        At any time after such a declaration of acceleration has been made and before a judgment or decree based on acceleration for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article Five, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration of acceleration and its consequences if

                (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                        (A)     all overdue interest on all Securities,

                        (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to Purchase made by the Company) and, to the extent that payment of such interest is lawful, interest thereon at the rate provided by the Securities,

                        (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate provided by the Securities, and

                        (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

        and

                (2) all Events of Default, other than the nonpayment of the principal of Securities which have become due solely by reason of such declaration of acceleration, have been cured or waived as provided in
        Section 513;

PROVIDED THAT, if (i) pursuant to either Section 1020(a) or 1020(b) the Other Covenants and the Other Events of Default set forth in a Debt Offering have been incorporated into this

Indenture, (ii) the holders of the Debt Securities shall have caused the acceleration of the payment thereof, (iii) the payment of the Outstanding Securities has been accelerated based solely on an Event of Default under one or more Applicable Default Provisions (as defined in Section 1020) and (iv) the holders of the Debt Securities, prior to the Termination Date (as defined in Section 1020), rescind and annul such acceleration of the Debt Securities, then any such acceleration of the Outstanding Securities shall be, without further action by the Trustees or the Holders, rescinded and annulled.

        No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

        The Company covenants that if

                (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities wherever situated.

        Subject to Section 1020, if an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. TRUSTEE MAY FILE PROOFS OF CLAIM.

        In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

        No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; PROVIDED, HOWEVER, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditors' committee.

SECTION 505. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

        All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

SECTION 506. APPLICATION OF MONEY COLLECTED.

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                FIRST: To the payment of all amounts due the Trustee under
        Section 607; and

                SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

SECTION 507. LIMITATION ON SUITS.

        Subject to Section 1020, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                (1) such Holder has previously given written notice to the Trustee of an Event of Default;

                (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                (4) the Trustee for 60 days after its receipt of such notice, request or offer of indemnity has failed to institute any such proceeding; and

                (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever, by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL PREMIUM AND
             INTEREST.

        Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 308) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, on or after such respective dates and such rights shall not be impaired without the consent of such Holder.

SECTION 509. RESTORATION OF RIGHTS AND REMEDIES.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. RIGHTS AND REMEDIES CUMULATIVE.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 307, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 511. DELAY OR OMISSION NOT WAIVER.

        No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. CONTROL BY HOLDERS.

        The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, PROVIDED that

                (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                (3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the

        Trustee in good faith shall determine that the action or proceedings so directed might involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction shall be unduly prejudicial to the interest of holders of the Securities not joining in the giving of said direction, it being understood that the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders.

SECTION 513. WAIVER OF PAST DEFAULTS.

        Subject to Section 1020, the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

                (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

                (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

        Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. UNDERTAKING FOR COSTS.

        In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act. This Section 514 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 508 or a suit by the Holders of more than 10% in aggregate principal amount of the Securities.

SECTION 515. WAIVER OF STAY OR EXTENSION LAWS.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE SIX
                                   THE TRUSTEE

SECTION 601. CERTAIN DUTIES AND RESPONSIBILITIES.

        (a) The duties and responsibilities of the Trustee shall be as provided in this Indenture and by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. If a default or an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 601.

        (b) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                (1)     this Section 601(b) does not limit the effect of Section
        603;

                (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 512.

SECTION 602. NOTICE OF DEFAULTS.

        The Trustee shall give the Holders notice of any default hereunder within 90 days after the occurrence thereof as and to the extent provided by the Trust Indenture Act. For the purpose of this Section 602, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. Except in the case of a default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Securities, the Trustee may withhold the notice to the Holders if and so long as a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders.

SECTION 603. CERTAIN RIGHTS OF TRUSTEE.

        Subject to the provisions of Section 601:

                (a) the Trustee shall undertake to perform such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee;

                (b) in the absence of bad faith in its part, the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officers' Certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (c) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                (d) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                (e) before the Trustee acts or refrains from acting, the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless requested to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                (i) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

                (j) the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company, except as otherwise provided herein, but the Trustee may require of the Company full information and advice as to the performance of the covenants, conditions and agreements contained herein and shall be entitled in connection herewith to examine the books, records and premises of the Company; and

                (k)     except for (i) a default under Sections 501(1), (2) or
        (3) hereof, or (ii) any other event of which the Trustee has "actual knowledge" and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or Event of Default unless specifically notified in writing of such event by the Company or the Holders of not less than 25% in aggregate principal amount of the Securities then Outstanding. As used herein, the term "actual knowledge" means the actual fact or statement of knowing, without any duty to make any investigation with regard thereto.

SECTION 604. NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF SECURITIES.

        The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. MAY HOLD SECURITIES.

        The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. MONEY HELD IN TRUST.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

SECTION 607. COMPENSATION AND REIMBURSEMENT.

        The Company agrees

                (1) to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including costs of collection (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

                (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee's costs and expenses of enforcing this right to indemnification shall also be paid by the Company.

        The obligations of the Company under this Section 607 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) and interest on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Article Five hereof, the expenses (including reasonable fees and expenses of its counsel (including in-house counsel)) and the compensation for the services in connection therewith are intended to constitute expense of administration under any applicable bankruptcy law.

SECTION 608. DISQUALIFICATION; CONFLICTING INTERESTS.

        If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Neither the Company nor any Person directly or indirectly controlling, or controlled by, or under common control with the Company shall serve as the Trustee.

SECTION 609. CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

        There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has (or in the case of a Person included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50 million and its (or its affiliate's) corporate trust office in New York City. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section 609, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 609, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

SECTION 610. RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

        (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article Six shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

        (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

        (d)     If at any time:

                (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611. ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article Six.

SECTION 612. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

        If and when the Trustee shall be or become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

SECTION 614. APPOINTMENT OF AUTHENTICATING AGENT.

        The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 307, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having (or in the case of a corporation included in a bank holding company system, the related bank holding company having) a combined capital and surplus of not less than $50 million and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 614.

        Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the Corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this

Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

        An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 614, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 614.

        The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 614, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

        If an appointment is made pursuant to this Section 614, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

        This is one of the Securities described in the within-mentioned
Indenture.


                                        Harris Trust Company of California,
                                        As Trustee


                                        By:
                                           -------------------------------------
                                                  As Authenticating Agent

                                        By:
                                           -------------------------------------
                                                    Authorized Officer

                                  ARTICLE SEVEN
                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 701. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

        The Company will furnish or cause to be furnished to the Trustee

                (a) semi-annually, not more than 15 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

EXCLUDING from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

        (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

        (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

        (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 703. REPORTS BY TRUSTEE.

        (a) The Trustee shall transmit to the Holders such reports as may be required pursuant to the Trust Indenture Act as promptly as practicable after each May 15 and beginning on May 15, 2000, or at such other time as may be provided in the Trust Indenture Act and in the manner provided in the Trust Indenture Act.

        (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

                                  ARTICLE EIGHT
              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 801. COMPANY MAY CONSOLIDATE, ETC. ONLY ON CERTAIN TERMS.

        The Company (a) shall not consolidate with or merge into any other Person; (b) shall not permit any other Person to consolidate with or merge into the Company; and (c) shall not, directly or indirectly, in one transaction or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person; UNLESS, in any such transaction:

                (1) immediately after giving effect to such transaction and treating any Indebtedness Incurred by the Company or a Restricted Subsidiary of the Company as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;

                (2) (x) the Company is the surviving entity or (y) in the case the Company shall consolidate with or merge into another Person or shall directly or indirectly, in one transaction or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, the Person formed by such consolidation or into which the Company is merged or the Person which acquires, directly or indirectly, in one transaction or a series of transactions, by transfer, conveyance, sale, lease or other disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole (for purposes of this Article Eight, a "Successor Company"), shall be a corporation, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

                (3) immediately after giving effect to such transaction, and treating any Indebtedness Incurred by the Company or any Restricted Subsidiary as a result of such transaction as having been Incurred at the time of such transaction, either (x) the Company or the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under Section 1008 or (y) the Company's Leverage Ratio on a pro forma basis (as provided in the definition of Leverage Ratio) is equal to or less than the Company's Leverage Ratio immediately prior to such transaction; and

                (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with, and, with respect to such Officers' Certificate, setting forth the manner of determination of the compliance by the Company with Clause (3) of Section 801, or, if applicable, of the compliance by the Successor Company as required pursuant to the foregoing.

SECTION 802. SUCCESSOR SUBSTITUTED.

        Upon any consolidation of the Company with, or merger of the Company into, any other Person or any transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, in accordance with
Section 801, the Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter; PROVIDED, that the predecessor Person, except in the case of a lease, shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                  ARTICLE NINE
                             SUPPLEMENTAL INDENTURES

SECTION 901. SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

        Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                (3)     to secure the Securities pursuant to the requirements of
        Section 1012 or otherwise; or

                (4) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

               (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, PROVIDED such action pursuant to this Clause (5) shall not adversely affect the interests of the Holders in any material respect;

                (6) to provide for the issuance of Additional Securities pursuant to Section 301; or

                (7)     to provide for amendments required by Section 1020.

SECTION 902. SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

        With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; PROVIDED, HOWEVER, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable thereon, or change the place of payment where, or the coin or currency (or Additional Securities if permitted hereunder) in which, the principal of, or any premium or the interest on any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or with respect to any Security (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase which has been made, on or after the applicable Purchase Date), or

                (2) subject to Section 1020, reduce the percentage in aggregate principal amount of the Outstanding Securities, the consent of whose Holders is required to amend this Indenture or for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                (3)     modify any of the provisions of this Section 902,
        Section 513 or Section 1018, except to increase any percentage specified in any such provision or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, or

                (4) modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner adverse to the Holders, or

                (5) following the mailing of an Offer with respect to an Offer to Purchase pursuant to Sections 1014, 1015 or 1016, modify the provisions of this Indenture with respect to such Offer to Purchase in a manner adverse to such Holder.

        Notice shall be given to all Holders and the Trustee at least 10 Business Days prior to the adoption of any proposed amendment pursuant to this
Section 902. It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. EXECUTION OF SUPPLEMENTAL INDENTURES.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized pursuant to, is permitted by, and that all conditions precedent have been met under, this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. EFFECT OF SUPPLEMENTAL INDENTURES.

        Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. CONFORMITY WITH TRUST INDENTURE ACT.

        Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act.

SECTION 906. REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

        Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 907. NOTICE OF SUPPLEMENTAL INDENTURE.

        Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to Section 902, the Company shall transmit to the Holders a notice setting forth the substance of such supplemental indenture.

                                   ARTICLE TEN
                                    COVENANTS

SECTION 1001. PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

        The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002. MAINTENANCE OF OFFICE OR AGENCY.

        The Company will maintain in the Borough of Manhattan, New York City, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, New York City) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

        Subject to the right of the Company to pay interest (including Special Interest) in Additional Securities pursuant to Section 301, if the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due (or Additional Securities if permitted hereunder) until such sums (or Additional Securities) shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Subject to the right of the Company to pay interest (including Special Interest) in Additional Securities pursuant to Section 301, whenever the Company shall have one or more Paying Agents, other than the Company, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities, deposit with such Paying Agent(s) a sum sufficient to pay the principal (and premium, if any) or interest so becoming due (or Additional Securities if permitted hereunder), such sum or Additional Securities to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent(s) is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

        The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 1003, that such Paying Agent will:

        (1) hold all sums (and Additional Securities) held by it for the payment of the principal of (and premium, if any) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums (and Additional Securities) shall be paid to such Persons or otherwise disposed of as herein provided;

        (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

        (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums (and Additional Securities) so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

        Any money (and Additional Securities) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money (and Additional Securities) remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. EXISTENCE.

        Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; PROVIDED, HOWEVER, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

SECTION 1005. MAINTENANCE OF PROPERTIES.

        The Company will cause all properties used or useful in the conduct of its business or the business of any Restricted Subsidiary of the Company to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, as determined by the Board of Directors of the Company in good faith, desirable in the conduct of its business or the business of any such Restricted Subsidiary and not disadvantageous in any material respect to the Holders.

SECTION 1006. PAYMENT OF TAXES AND OTHER CLAIMS.

        The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (l) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 1007. MAINTENANCE OF INSURANCE.

        The Company shall, and shall cause its Restricted Subsidiaries to, keep at all times all of their properties which are of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in accordance with good business practice.

SECTION 1008. LIMITATION ON CONSOLIDATED INDEBTEDNESS.

        The Company shall not, and shall not permit its Restricted Subsidiaries to, Incur any Indebtedness, except that the Company may Incur Indebtedness if:

        (y) there exists no Event of Default or an event which with notice or lapse of time or both would become an Event of Default immediately prior and subsequent thereto, and

        (z)     either of the following conditions shall be met:

                (A) if such Indebtedness is Incurred prior to December 31, 2003, the Company's Capitalization Ratio, after giving pro forma effect to such Incurrence, is less than or equal to 75%, or

                (B) after giving pro forma effect to such Incurrence, the Company's Leverage Ratio on a pro forma basis would have been less than:

               FOR THE PERIOD                        RATIO
               --------------                        -----
               Prior to January 1, 2004.........     9.0 to 1.0

               On or after January 1, 2004......     8.0 to 1.0

        Notwithstanding the foregoing paragraph, if there exists no Event of Default or an event which with notice or lapse of time or both would become an Event of Default immediately prior and subsequent thereto, the Company and/or any Restricted Subsidiary of the Company, as the case may be, may Incur the following Indebtedness without regard to the foregoing limitations:

                (i) Indebtedness evidenced by the Securities issued under this Indenture;

                (ii) Indebtedness Incurred by the Company or any Restricted Subsidiary under one or more Credit Facilities in an aggregate principal amount not to exceed $1.5 billion at any time outstanding under all Credit Facilities, reduced by permanent reductions resulting from repayment thereof due to the application of Net Cash Proceeds as set forth in Section 1014;

                (iii) Indebtedness Incurred by any Restricted Subsidiary under any Credit Facility, PROVIDED that such Indebtedness could have been Incurred by the Company under the first paragraph of this Section 1008;

                (iv) Indebtedness of the Company or any Restricted Subsidiary of the Company owing to the Company or any Restricted Subsidiary of the Company ("Intercompany Indebtedness"); PROVIDED that (A) in the case of any such Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Holders' rights pursuant to the Securities and (B) if any event occurs that causes a Restricted Subsidiary to no longer be a Restricted Subsidiary, then this Clause (iv) shall no longer be applicable to all Indebtedness owed by the Company or any of its




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

        other Restricted Subsidiaries to such former Restricted Subsidiary and such event shall be deemed to be an Incurrence of such Indebtedness;

                (v) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to the first paragraph of this Section 1008, or pursuant to this paragraph of Section 1008 (other than Clause (ii), (iii) or (iv) thereof);

                (vi) Indebtedness Incurred by the Company or any Restricted Subsidiary of the Company under Interest Hedge Agreements to hedge interest on permitted Indebtedness, PROVIDED, that the notional principal amount of any such Interest Hedge Agreements does not exceed the principal amount of Indebtedness to which such Interest Hedge Agreements relate;

                (vii) Capital Lease Obligations of the Company or any Restricted Subsidiary of the Company, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, which do not exceed $25 million in the aggregate for the Company and all such Restricted Subsidiaries at any time outstanding;

                (viii) any Guarantee by any Restricted Subsidiary of any Indebtedness Incurred under any Credit Facility in compliance with this
        Section 1008;

                (ix) Indebtedness (including Acquired Indebtedness) incurred by the Company or any of its Restricted Subsidiaries after the Debenture Issue Date to finance the construction, acquisition or improvement (including the cost of design, development, installation or integration) of telecommunications assets, including equipment, inventory, network assets, Licenses or rights to use Licenses;

                (x)     in addition to Indebtedness permitted pursuant to clause
        (ix) of this paragraph, Acquired Indebtedness incurred by the Company or a Restricted Subsidiary of the Company in connection with the acquisition of assets used in a Telecommunications Business or the Capital Stock of an entity engaged in the Telecommunications Business, PROVIDED that, on a pro forma basis after giving effect to the Incurrence of such Indebtedness, the Company shall be able to Incur $1.00 of additional Indebtedness pursuant to the provisions described under the first paragraph of this Section 1008;

                (xi) Indebtedness of the Company evidenced by senior notes or senior discount notes with aggregate gross proceeds to the Company not in excess of $300 million issued prior to January 1, 2000 (plus additional senior notes issued in lieu of cash interest on such senior notes or accretion on such senior discount notes, as the case may be);

                (xii) Indebtedness of the Company or any of its Restricted Subsidiaries under (or constituting reimbursement obligations with respect to) letters of credit, performance or surety bonds or similar instruments issued in connection with the ordinary course of a Telecommunications Business, including letters of credit in respect of workers'




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

        compensation claims or self-insurance, PROVIDED, HOWEVER that upon the drawing of any such letter of credit or other instrument, such obligations are reimbursed within 90 days following such drawing;

                (xiii) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than guaranties of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition; and

                (xiv) Indebtedness of the Company or any Restricted Subsidiary of the Company, other than Indebtedness permitted pursuant to Clauses
        (i) through (xiii) above, which does not exceed $50 million at any time outstanding or committed.

SECTION 1009. LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES.

        The Company shall not permit any Restricted Subsidiary of the Company to create or issue any Preferred Stock except:

                (i) Preferred Stock outstanding on the date of this Indenture;

                (ii) Preferred Stock issued to and held by the Company or any Wholly Owned Restricted Subsidiary of the Company;

                (iii) Preferred Stock issued by a Person prior to the time such Person became a direct or indirect Restricted Subsidiary of the Company;

                (iv) Preferred Stock issued by a Restricted Subsidiary the proceeds of which are used to refinance outstanding Preferred Stock of a Restricted Subsidiary, PROVIDED that (a) the liquidation value of the refinancing Preferred Stock does not exceed the liquidation value so refinanced plus financing fees and other expenses associated with such refinancing and (b) such refinancing Preferred Stock has no mandatory redemptions prior to (and in no greater amounts than) the Preferred Stock being refinanced; and

                (v) Preferred Stock issued by a Restricted Subsidiary with a cumulative liquidation preference in an amount which could have been Incurred at the time of such issuance as Indebtedness under the first paragraph of Section 1008 of this Indenture; PROVIDED that the aggregate amount of Indebtedness evidenced by all such Preferred Stock at any time outstanding shall not exceed $250 million (plus additional Preferred Stock issued in lieu of cash dividends on such Preferred Stock if the issuance of such




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

        additional Preferred Stock is, at the time of its issuance, permitted under the first paragraph of Section 1008 of this Indenture).

SECTION 1010. LIMITATION ON RESTRICTED PAYMENTS.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, make any Restricted Payments, unless after giving effect thereto:

                (1) no Event of Default or event that with notice or lapse of time or both would become an Event of Default shall have occurred and is continuing;

                (2) the Company would be permitted to Incur an additional $1.00 of Indebtedness pursuant to the first paragraph of Section 1008; and

                (3) the aggregate of all Restricted Payments made on or after the Debenture Issue Date does not exceed the sum of

                        (A) Cumulative Operating Cash Flow less 1.5 times Cumulative Interest Expense;

                        (B) 100% of the aggregate Qualified Capital Stock Proceeds of the Company after the Debenture Issue Date;

                        (C) an amount equal to the sum of (i) the net reduction in Investments (other than reductions in Permitted Investments and other than reductions in Investments made under Clause (iv) of the following paragraph that did not constitute Restricted Payments for purposes of the calculation set forth in this first paragraph of Section 1010) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such proceeds or other amounts are included in the calculation of Consolidated Net Income) and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any Person (including any Unrestricted Subsidiary), the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person; and

                        (D)     $25 million.

        The foregoing provisions of the first paragraph of this Section 1010 shall not be violated, so long as no Event of Default or event which with notice or lapse of time or both would become an Event of Default has occurred and is continuing, by reason of:

                (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing provisions of the first paragraph of this Section 1010;

                (ii) any Refinancing of any Indebtedness otherwise permitted under Clause (v) of Section 1008;

                (iii) the redemption, defeasance, repurchase or other acquisition or retirement of any Capital Stock of the Company, any Capital Stock of any Restricted Subsidiary or any Indebtedness prior to its scheduled maturity either in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of any of their employees) of Qualified Capital Stock of the Company (or in the case of Subordinated Indebtedness, the net cash proceeds of the substantially concurrent Incurrence of Subordinated Indebtedness permitted under Clause (v) of Section 1008);

                (iv)    Permitted Joint Venture Investments;

                (v) Investments after the Debenture Issue Date (including acquisitions of any Telecommunications Business and including Investments in Unrestricted Subsidiaries) out of Qualified Capital Stock Proceeds from the substantially concurrent sale (other than to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of any of their employees) of Qualified Capital Stock of the Company, plus an aggregate amount not to exceed $200 million, for all such Investments made after the Debenture Issue Date in reliance upon this Clause (v);

                (vi) the redemption, defeasance, repurchase or other acquisition or retirement of any Capital Stock of the Company held by any member of management or employee of the Company or any Subsidiary pursuant to any management equity subscription agreement or stock option agreement or similar agreement, or otherwise upon their death, disability, retirement or termination of employment or departure from the Board of Directors of the Company or any Subsidiary; PROVIDED that the aggregate price paid for all such redeemed, defeased, repurchased or otherwise acquired or retired Capital Stock does not exceed $2,000,000 in any fiscal year of the Company;

                (vii) the redemption, defeasance, repurchase or other acquisition or retirement of any Capital Stock of the Company or any Restricted Subsidiary, to the extent necessary in the good faith judgment of the Board of Directors of the Company to prevent the loss or secure the renewal or reinstatement of any material license or franchise held by the Company or any Restricted Subsidiary from any governmental agency;

                (viii) the repurchase of Subordinated Indebtedness at a purchase price not greater than 101% of the principal amount thereof (plus accrued and unpaid interest) pursuant to a mandatory offer to repurchase made after a Change of Control, PROVIDED that the Company first makes an Offer to Repurchase the Securities (and repurchases all tendered Securities) under this Indenture pursuant to Section 1016; and

                (ix) Restricted Payments after the Debenture Issue Date, in addition to Restricted Payments permitted pursuant to Clauses (i) through (viii) of this paragraph, in the aggregate after the Debenture Issue Date not in excess of $50 million.

None of the payments or Investments described in Clauses (ii), (vi) and (viii) of the second paragraph of this Section 1010, as well as none of the first $100 million, in the aggregate, of the Investments made under Clause (iv) of this paragraph, shall constitute Restricted Payments for purposes of the calculation under the first paragraph of this Section 1010. Conversely, all of the payments or Investments described in Clauses (i), (iii), (v), (vii) and (ix) of the second paragraph of this Section 1010, as well as all of the Investments described in Clause (iv) of this paragraph that are in excess of the first $100 million, in the aggregate, of the payments made under such Clause (iv), shall constitute Restricted Payments for purposes of the calculation under the first paragraph of this Section 1010.

SECTION 1011. LIMITATIONS CONCERNING DISTRIBUTIONS AND TRANSFERS BY RESTRICTED
              SUBSIDIARIES.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, create or otherwise cause or suffer to exist any consensual restriction or prohibition on the ability of any Restricted Subsidiary of the Company (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or any other ownership interest or participation in, or measured by, its profits, to the Company or any Restricted Subsidiary of the Company or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company; (ii) to make loans or advances to the Company or any Restricted Subsidiary of the Company; or (iii) to transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company, except, in any such case, any restriction or prohibition:

        (a) pursuant to any agreement in effect on the Debenture Issue Date, or

        (b) pursuant to an agreement entered into after the Debenture Issue Date relating to any Indebtedness the Incurrence of which is permitted under this Indenture, PROVIDED, HOWEVER, that the provisions contained in such agreement relating to such encumbrance or restriction are, taken as a whole, no more restrictive in any material respect than those contained in the Credit Facility as in effect on the Debenture Issue Date or are no more restrictive in any material respect than those contained in this Indenture, or

        (c) pursuant to an agreement relating to any Indebtedness of such Restricted Subsidiary which was outstanding or committed prior to the date on which such Restricted Subsidiary was acquired by the Company other than in anticipation of becoming a Restricted Subsidiary, or

        (d) pursuant to an agreement effecting a renewal, extension, refinancing or refunding of any agreement described in Clauses (a) through (c) above; PROVIDED, HOWEVER, that the provisions contained in such renewal, extension, refinancing or refunding agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, or

        (e)     existing under or by reason of applicable law, or

        (f) customary provisions restricting subletting or assignment of property subject to any lease governing any leasehold interest of any Restricted Subsidiary, or

        (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in Clause
(iii) of this Section 1011 on such acquired property, or

        (h)     restrictions of the type referred to in Clause (iii) of this
Section 1011 contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent that such Liens were otherwise Incurred in accordance with Section 1012 and restrict the transfer of the collateral subject to such agreements without restricting the transfer of other property, or

        (i) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

SECTION 1012. LIMITATIONS ON LIENS.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, Incur or suffer to exist any Lien on or with respect to any property or assets now owned or hereafter acquired to secure any Indebtedness that ranks in right of payment Pari Passu with or subordinate to the Securities without making, or causing such Restricted Subsidiary to make, effective provision for securing the Securities (i) equally and ratably with such Indebtedness as to such property for so long as such Indebtedness will be so secured or (ii) in the event such Indebtedness is Indebtedness of the Company or a Restricted Subsidiary which is subordinate in right of payment to the Securities prior to such Indebtedness as to such property for so long as such Indebtedness will be so secured. The foregoing restrictions shall not apply to:

        (a) Liens existing on the Debenture Issue Date in respect of any Indebtedness that exists on the Debenture Issue Date;

        (b) Liens to secure Indebtedness (including without limitation obligations in respect of any letters of credit) outstanding under any Credit Facility;

        (c) Liens in favor of the Company or Liens in favor of a Wholly Owned Restricted Subsidiary of the Company on the assets or Capital Stock of another Wholly Owned Restricted Subsidiary of the Company;

        (d) Liens to secure Indebtedness outstanding or committed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the equipment or other property subject to such Liens; PROVIDED, HOWEVER, that (I) the principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (II) such Lien does not extend to or cover any property other than such item of property or any improvements on such item and (III) the Incurrence of such Indebtedness is permitted by Clause (ix) or (x) of the second paragraph of Section 1008;

        (e) Liens on property existing immediately prior to the time of acquisition thereof (and not Incurred in anticipation of such acquisition or the financing thereof);

        (f) Liens to secure Indebtedness to Refinance (or successive Refinancings), in whole or in part, Indebtedness secured by any Lien referred to in the foregoing Clauses (a), (c) and (d) so long as such Lien does not extend to any other property and the principal amount of the Indebtedness so secured is not increased except as otherwise permitted under Clause (v) of the second paragraph of Section 1008; or

        (g) Liens on any Capital Stock of any Unrestricted Subsidiary securing Indebtedness of such Subsidiary that is Non-Recourse Debt;

        (h) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (other than obligations for the payment of money);

        (i) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, PROVIDED that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

        (j) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due, are bonded or are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP; and

        (k) Liens securing Interest Hedge Agreements entered into in the ordinary course of business on any property also securing the permitted Indebtedness to which such Interest Hedge Agreements relate.

SECTION 1013. LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) involving aggregate consideration in excess of $1 million with or to any Affiliate or Related Person of the Company, unless (a) such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those which might be obtained in arms' length transactions with a third party at the time, (b) if such transaction involves aggregate consideration in excess of $5 million, a majority of the disinterested members of the Board of Directors of the Company determines (which determination will be evidenced by a Board Resolution delivered to the Trustee) that (i) such transaction is in the best interests of the Company or such Restricted Subsidiary and (ii) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary than those which might be obtained in arm's-length transactions with a third party at the time and (c) if such transaction involves aggregate consideration in excess of $10 million (in addition to the provisions of the foregoing Clause (b)) the Company receives a written opinion from an investment banking firm of national reputation delivered to the Trustee to the effect that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view; PROVIDED, that that this Section 1013 shall not apply to:

        (u) customary directors' fees and indemnification arrangements in the ordinary course of business,

        (v) customary payment of compensation to employees, officers or consultants in the ordinary course of business,

        (w) loans or advances to officers or employees of the Company or any Subsidiary of the Company to pay business related travel expenses or reasonable relocation costs of such officers or employees in connection with their employment by the Company or any Subsidiary of the Company,

        (x) transactions between or among the Company and/or its Restricted Subsidiaries (other than a Restricted Subsidiary in which an Affiliate or Related Person of the Company, other than a Wholly Owned Subsidiary, owns any Capital Stock or any option, warrant or other right to purchase Capital Stock),

        (y)     Restricted Payments that are permitted under either paragraph of
Section 1010, and

        (z) payments and other transactions contemplated by any agreement as in effect on the Debenture Issue Date and disclosed in the Company's Form 10/A filed with the Commission on April 13, 1999 (or not required to be disclosed therein pursuant to the rules and forms of the Commission) or any agreement in effect at the time that an entity becomes a Restricted Subsidiary or is merged into the Company (and was not entered into in anticipation of such acquisition), or any amendment thereto or replacement of such agreement (so long as any such amendment or replacement is not disadvantageous to the Holders in any material respect).

SECTION 1014. LIMITATION ON ASSET SALES AND SALES OF SUBSIDIARY STOCK.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, in one transaction or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary of the Company, whether owned on the date of this Indenture or thereafter acquired that results in aggregate net proceeds that have a Fair Market Value over $15 million (an "Asset Sale") unless:

        (a)     such Asset Sale is for Fair Market Value,

        (b) at least 80% of the value of the consideration for such Asset Sale consists of (i) cash, (ii) the assumption by the transferee (and release of the Company or such Restricted Subsidiary, as the case may be) of Indebtedness of the Company that ranks Pari Passu with the Securities or Indebtedness of such Restricted Subsidiary, (iii) assets used in or equity interests of Telecommunications Businesses or (iv) notes, obligations or other marketable securities (collectively "Marketable Securities") that are immediately converted into cash, PROVIDED, that neither the Company nor any of its Restricted Subsidiaries shall be permitted to receive any assets of the types described in Clause (iii) or (iv) above in any such Asset Sale unless an Investment in such assets is a Permitted Investment or is permitted under the terms of Section 1010, and

        (c) the Net Cash Proceeds therefrom are applied on or prior to the date that is 365 days after the date of such Asset Sale (i) to the repayment of any Indebtedness of such Restricted Subsidiary or (ii) to the repurchase on a pro rata basis (based on the respective outstanding principal amounts) of (A) the Securities pursuant to an Offer to Purchase (an "Asset Sale Offer") described below and (B) other Indebtedness that is Pari Passu with the Securities if such purchase is required pursuant to the terms of such Pari Passu Indebtedness or (iii) to the purchase of assets used in or equity interests of Telecommunications Businesses or to the purchase of such assets or equity interests pursuant to a binding agreement to purchase such assets or equity interests that is entered into with a Person who is neither the Company nor an Affiliate of the Company within said 365 days and such transaction is consummated and the Net Cash Proceeds therefrom are so applied within 18 months after the date of such Asset Sale.

        Notwithstanding the foregoing paragraph:

                (i) any Restricted Subsidiary of the Company may convey, sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or a Wholly Owned Restricted Subsidiary of the Company; and

                (ii) any merger or consolidation of the Company, or any direct or indirect transfer, conveyance, sale, lease or other disposition of all or substantially all of the properties and assets of the Company (determined on a consolidated basis, including its Subsidiaries) in one or more related transactions to any Person shall be governed by Article Eight and this Section 1014 shall not apply.

        The Company may defer an Asset Sale Offer until the accumulated Net Cash Proceeds not applied to the uses set forth in Subsections (c)(i) or (c)(iii) in the first paragraph of this Section 1014 exceeds $5 million. An Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company will purchase the principal amount of Securities required to be purchased pursuant to this Section 1014 (the "Asset Sale Offer Amount") at a purchase price equal to 100% of the




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

principal amount of the Securities plus accrued and unpaid interest to but excluding the date of the purchase or, if less than the Asset Sale Offer Amount has been tendered, all Securities tendered in response to the Asset Sale Offer. Payment for any Securities so purchased will be made in the same manner as interest payments are made.

        If the Asset Sale Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

        On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Securities tendered, and will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

SECTION 1015. SALE AND LEASEBACK TRANSACTIONS.

        The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, enter into any Sale and Leaseback Transaction unless (i) no Event of Default or event that, with the lapse of time or the giving of notice, or both, would be an Event of Default then exists, (ii) the Company or such Restricted Subsidiary would be entitled under Sections 1008 and 1012, without being required to secure the Securities equally and ratably, to incur a Lien on the property or asset being sold or transferred under Section 1012 to Incur and secure Indebtedness in an amount equal to the present value of the minimum rental payments called for during the term of the lease constituting part of such transaction, determined in accordance with generally accepted accounting principles, discounted at a rate that, at the inception of the lease, the lessee would have incurred to borrow over a similar term the funds necessary to purchase the leased assets and (iii) the Net Cash Proceeds generated by such transaction are applied to the uses set forth in Subsection (c) of Section 1014 within the time period set forth in Section 1014.




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

SECTION 1016. CHANGE OF CONTROL.

        (a) Upon the occurrence of a Change in Control, each Holder of a Security shall have the right to have such Security repurchased by the Company on the terms and conditions set forth in this Section 1016 and this Indenture. The Company shall, within 30 days following the date of the consummation of a transaction resulting in a Change of Control, mail to each Holder of Securities an Offer to Purchase all Outstanding Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to but excluding the Purchase Date (a "Change of Control Offer"). A Change of Control Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five Business Days after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company shall purchase all Securities tendered in response to the Change of Control Offer. Payment for any Securities so purchased shall be made in the same manner as interest payments are made.

        If the Change of Control Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Securities pursuant to the Change of Control Offer.

        On or before the Change of Control Purchase Date, the Company will, to the extent lawful, accept for payment all Securities or portions thereof tendered, and will deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Change of Control Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

        (b)     As used in this Section 1016:

        "Beneficial Owner" has the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act (as such rules are in effect on the Debenture Issue Date whether or not applicable), except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exerciseable immediately or only after the passage of time. "Beneficial Ownership" and "Beneficially Own" shall have correlative meanings.




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

        "Change of Control" means the occurrence of any of the following:

                (i) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, directly or indirectly, of all or substantially all of the assets of the Company and its Subsidiaries taken as an entirety to any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act as in effect on the Debenture Issue Date, whether or not applicable) other than a Wholly Owned Restricted Subsidiary of the Company;

                (ii) the Company consolidates or merges with or into any other Person, other than a consolidation or merger (a) of the Company with or into a Wholly Owned Restricted Subsidiary of the Company or (b) pursuant to which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property with the effect that the Beneficial Owners of the outstanding Voting Stock of the Company, immediately prior to such transaction, Beneficially Own, directly or indirectly, more than 50% of the Voting Stock (measured by voting power rather than number of shares) of the surviving corporation immediately following such transaction;

                (iii) the liquidation or dissolution of the Company or approval by the Board of Directors of the Company of any such event;

                (iv) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Debenture Issue Date, whether or not applicable), other than a Permitted Holder, is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock (measured by voting power rather than number of shares) of the Company, whether as a result of the issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by any Permitted Holder or otherwise; or

                (v) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

An issuance of Voting Stock by the Company will not, of itself, constitute a Change of Control unless the conditions specified in Clause (iv) of this definition shall be satisfied whether by reason of such issuance or otherwise.

        "Permitted Holder" means any Person that is a party to the Voting Agreement on the Debenture Issue Date.




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

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        (c) The Company will comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-l thereunder, in connection with any Offer to Purchase (whether pursuant to Section 1014 or Section 1015 or this Section 1016).

SECTION 1017. STATEMENT BY OFFICERS AS TO DEFAULT; COMPLIANCE CERTIFICATES.

        (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company ending after the date hereof an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof the Company has performed its obligations under this Indenture and whether or not the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

        (b) The Company shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware or should reasonably become aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, the period of existence thereof and the action that the Company proposes to take with respect thereto.

        (c) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any event which, with notice or the lapse of time or both, would constitute an Event of Default has come to their attention and, if such default has come to their attention, specifying the nature and period of the existence thereof.

SECTION 1018. WAIVER OF CERTAIN COVENANTS.

        The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 801, 1014, 1015 and 1016, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; PROVIDED, HOWEVER, subject to Section 1020, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holders tendering




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

Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

SECTION 1019. PROVISION OF FINANCIAL INFORMATION.

        The Company shall file with the Commission, and provide to the Trustee and the Holders, annual reports and such other information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; PROVIDED that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file with the Commission if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act:

        (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

        (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        The information under clause (1) will include:

                (a) a "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A") that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries; and

                (b) an MD&A and other information in reasonable detail regarding the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, which other information may be furnished either on the face of the financial statements or in the footnotes thereto.

        In addition, whether or not required by the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) within the time periods specified in the Commission's rules and regulations and make such information available to securities analysts and prospective investors upon request. In addition, the Company, for so long as any Securities remain outstanding, will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        If the Company at any time is not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act (or any successor provisions) at any time while any Security constitutes a "restricted security" within the meaning of Rule 144, it will take all actions




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

necessary to permit resales of the Securities (or any successor securities) to be made pursuant to Rule 144A, including furnishing to any holder of such a security (or a beneficial interest therein), or to any prospective purchaser designated by such holder, or to securities analysts designated by such holder, upon the request of such holder, such financial and other information as may be required to be delivered under paragraph (d) (4) of Rule 144A to permit such resales and such information that would be required if the Company were subject to the informational requirements of Sections 13 or 15(d) of the Exchange Act.

SECTION 1020. OPTION TO CONFORM TO HIGH YIELD NOTES.

        (a) If, within the period expiring 120 days from the Debenture Issue Date (such period, the "Mandatory Covenant Package Period"), the Company effectuates a Debt Offering, the Company shall furnish to the Trustee and the Holders of the Outstanding Securities a copy of the indenture or financing agreement setting forth the terms of the Debt Offering as promptly as practicable after the closing of the Debt Offering. If the Company delivers to the Trustee and the Initial Purchaser an opinion of an investment banking firm of recognized national standing (which investment banking firm shall be acceptable to the Initial Purchaser, such acceptance not to be unreasonably withheld, delayed or conditioned) to the effect that, taken as a whole, (i) the covenants (corresponding to the Affected Covenants) of the Debt Securities (the "Other Covenants") and (ii) the events of default (corresponding to the Affected Events of Default) of the Debt Securities (the "Other Events of Default") are not less favorable to the holders of such Debt Securities than the Affected Covenants and the Affected Events of Default, then:

        (i) the Other Covenants and the Other Events of Default shall replace, without any further action or approval by the Company, the Trustee or the Holders of the Securities (except for execution of a supplemental indenture by the Company and the Trustee under clause (ii) below), the Affected Covenants and the Affected Events of Default, mutatis mutandis;

        (ii) as promptly as practicable after the closing of any such transaction, the Company and the Trustee shall execute a supplemental indenture setting forth the Other Covenants and the Other Events of Default (and the related definitions of defined terms utilized in such Other Covenants and such Other Events of Default) as a restatement of the Affected Covenants and the Affected Events of Default in this Indenture and the form of Security, together with any other covenants of a nature that would typically be included in indenture articles pertaining to mergers or covenants included in the indenture or other instrument governing the Debt Securities not corresponding to covenants included in this Indenture and the form of Security (and, if the Debt Securities are secured by collateral or guarantees, comparable provisions which shall apply equally and ratably), including in each case such conforming adjustments as may be deemed necessary or appropriate with reference to the other provisions of this Indenture and form of Security;

        (iii) until the Termination Date, (A) there shall not exist an Event of Default hereunder based on an Applicable Default Provision, unless, until and for so long




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

        as there exists an event of default pursuant to the indenture or other instrument governing such Debt Securities, and (B) neither the Trustee nor the Holders of the Securities shall have any rights to declare the principal of the Securities to be due or exercise any other remedy hereunder based on an Event of Default under an Applicable Default Provision unless and until the requisite holders of the Debt Securities have so declared the principal thereof to be due or have determined to exercise remedies thereunder following an event of default under the indenture or other instrument governing such Debt Securities, in which case effective at such time the Holders of the Securities shall have the right to declare the principal hereof to be due and to exercise the remedies hereunder in respect of such Event of Default, PROVIDED, that this clause (iii) shall not prevent the existence of an Event of Default (or the exercise of remedies based upon such Event of Default) that arises under the provisions of the Indenture other than the Applicable Default Provisions;

        (iv) until the Termination Date, if and to the extent that the holders of the Debt Securities have waived, or subsequently do waive, any event of default (or an event or condition that upon the passage of time or giving of notice, or both, would constitute an event of default) pursuant to the indenture or other instrument governing such Debt Securities, then the Holders of the Securities shall be deemed to have likewise waived the corresponding Event of Default (or event or condition) hereunder, PROVIDED that this clause (iv) shall not result in the waiver of any Event of Default (or other event or condition) that arises under provisions of the Indenture other than the Applicable Default Provisions;

        (v) if any holders of the Debt Securities receive any consent, waiver or other fee, any increase in interest, any advanced prepayment or redemption, any additional offer to repurchase or any advance of payment dates in connection with any forbearance under clause (iii) above, any waiver under clause (iv) above or any deletion of covenants under clause (vi) below, then the Holders of the Securities shall not be restricted under clause (iii), the Holders of the Securities shall not be deemed to have waived the corresponding Event of Default (or event or condition) under clause (iv) and the Indenture shall not be amended to delete such covenants under clause (vi), as the case may be, unless the Holders of the Securities are provided a corresponding and proportionate fee, change or other opportunity, as applicable;

        (vi) If at any time until the Termination Date, the Indenture or other instrument governing the Debt Securities is amended, supplemented or modified to revise the Other Covenants and Other Events of Default, to provide covenants in addition to the provisions of the Other Covenants and Other Events of Default as theretofore in effect, to delete any covenants that correspond to any Affected Covenants or to provide for any increase in interest, any advanced prepayment or redemption, any additional offer to repurchase or any advance of payment dates, then, and in each such case, each revised or additional covenant set forth in such amendment,




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

        supplement or modification shall be incorporated into this Indenture for the remaining term of such covenant (superseding, as long as in effect, any corresponding predecessor covenant set forth in this Indenture), each such deleted covenant shall be deleted from this Indenture and a corresponding and proportionate change shall be made in the interest, prepayment, redemption, offer to repurchase or payment dates in this Indenture and the form of Security, in each case without any further action or approval by the Company, the Trustee or the Holders of the Securities, except for execution of a supplemental indenture by the Company and the Trustee; as promptly as practicable after the effectiveness of any such change, the Company and the Trustee shall execute a supplemental indenture setting forth such revised or additional covenants, such deleted covenants or such other terms (and the related definitions of defined terms utilized in such covenants or other terms), including such conforming adjustments as may be deemed necessary or appropriate with reference to the other provisions of this Indenture and the form of Security.

        (vii) If at any time until the Termination Date, the Indenture or other instrument governing the Debt Securities is amended, supplemented or modified to provide collateral securing the Debt Securities or guarantees securing the Debt Securities, then the Company shall make, and cause its Restricted Subsidiary to make, effective provision for securing the Securities equally and ratably with the Debt Securities as to such collateral for so long as the Debt Securities will be so secured and the Company shall cause any such guarantor to guarantee equally and ratably with the Debt Securities the payment of the Securities; as promptly as practicable, the Company and the Trustee shall execute a supplemental indenture providing for such collateral or guarantees, appropriate provisions required under the Trust Indenture Act and other customary indenture provisions for securities secured by collateral or guarantees.

        (b) If the Company shall not effectuate a Debt Offering prior to the expiration of the Mandatory Covenant Package Period that meets the requirements of Section 1020(a) and thereafter, the Company effectuates a Debt Offering (whether or not such Debt Offering would meet the requirements of Section 1020(a)), the Company shall furnish to the Trustee and the Holders of the Outstanding Securities a copy of the indenture or financing agreement setting forth the terms of such Debt Offering as promptly as practicable after the closing of such Debt Offering. The Holders of the Outstanding Securities shall have the option, for a period of 90 days after the date such copy is furnished to the Trustee and such Holders, such option to be exercised, if at all, by the Holders of a majority of the Outstanding Securities, to elect to have the Other Covenants and the Other Events of Default set forth in such Debt Offering to be incorporated into this Indenture using procedures substantially identical to those set forth in Section 1020(a), PROVIDED that, upon such election and corresponding incorporation, the provisions of Section 1020(a)(iii), (iv), (v),
(vi) and (vii) shall also apply.

        (c) The provisions of Section 1020(a) and 1020(b) shall only apply to the first Debt Offering occurring after the Debenture Issue Date and shall not apply to any subsequent public




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offering or private placement of senior notes or debentures by the Company whether or not the same would constitute a Debt Offering.

        (d)     As used in this Section 1020:

        "Affected Covenants" means the covenants set forth in Article Eight or this Article Ten and the related definitions of defined terms utilized in such covenants, as well as the definition of Applicable Premium and the corresponding Change of Control redemption provisions set forth in Section 203, together with any revised or additional covenants that become applicable under Section 1020(a)(ii), (vi) or (vii); PROVIDED, that "Affected Covenants" shall not include the covenants set forth in Sections 1001, 1002, 1003, 1004, 1017 or 1019 or this Section 1020.

        "Affected Events of Default" means the Events of Default set forth in
Section 501 and the related definitions of defined terms utilized in such Events of Default PROVIDED, that "Affected Events of Default" shall not include the Events of Default set forth in Section 501(1), (2), (8) or (9).

        "Applicable Default Provisions" means any provisions of the Other Events of Default (and the related definitions of defined terms utilized in such Other Events of Default) that correspond to any of the Affected Events of Default or are additional events of default that do not correspond to any provision in
Section 501 as in effect on the Debenture Issue Date; PROVIDED, that (i) an Other Event of Default corresponding to Section 501(3) shall be an Applicable Default Provision only if an event of default in the indenture governing the Debt Securities exists based on a failure to make a required offer to purchase or a failure to make a required purchase of Debt Securities that relates to at least the same proportion of the Debt Securities as the proportion of Securities subject to such a failure under this Indenture, (ii) an Other Event of Default corresponding to Section 501(5) shall be an Applicable Default Provision only if it relates to a covenant or agreement that is an Affected Covenant and (iii) an Other Event of Default corresponding to Section 501(6) shall be an Applicable Default Provision only if the Debt that has been accelerated is not the Debt Securities.

        "Termination Date" means the earliest to occur of:

        (A)     the fifth anniversary of the Debenture Issue Date,

        (B)     the first date on which either:

                        (i) the outstanding principal amount of the Debt Securities is less than an amount equal to sixty-five percent (65%) of the original principal amount of the Debt Securities (including any additional Debt Securities paid in lieu of cash interest) provided that such reduction is due solely to Debt Securities that are acquired and canceled pursuant to mandatory cash repurchase offers that are made on a pro rata basis (and on comparable terms) to the holders of Debt Securities and the holders of the Securities; or




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

                        (ii) the outstanding principal amount of the Debt Securities is less than an amount equal to eighty percent (80%) of the original principal amount of the Debt Securities (including any additional Debt Securities paid in lieu of cash interest) where such reduction is due other than solely pursuant to mandatory cash repurchases as described in clause (B)(i) above;

        (C) the first date on which more than fifteen percent (15%) of the outstanding principal amount of the Debt Securities is held by Affiliated Holders (other than Debt Securities held by an Affiliated Holder that is acting in the capacity of a managing underwriter or a placement agent pursuant to the initial distribution of the Debt Securities);

        (D)     the occurrence of an Event of Default under Section 501(8) or
        (9),

        (E) the commencement of an exchange offer or tender offer to holders of the Debt Securities (other than (i) a tender offer that does not result in a Termination Date under clause (B) above or (ii) an exchange offer analogous to the exchange offer contemplated by Section 2 of the Debenture Exchange and Registration Rights Agreement) or

        (F)     the refunding, replacement or refinancing of the Debt
        Securities.

SECTION 1021. PAYMENTS FOR CONSENT

        Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 1022. INVESTMENT COMPANY ACT COMPLIANCE

        Neither the Company nor any Restricted Subsidiary will take any action, or otherwise permit to exist any circumstance, that would require the Company or such Restricted Subsidiary to register as an "investment company" under the Investment Company Act.

SECTION 1023. BUSINESS

        The Company will not, and will not permit any Subsidiary to, engage in any business other than the businesses engaged in on the date hereof or the Telecommunications Business, except to the extent the other business is not material to the Company and its Restricted Subsidiaries taken as a whole.





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                                 ARTICLE ELEVEN
                            REDEMPTION OF SECURITIES

SECTION 1101. RIGHT OF REDEMPTION.

        The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at the Redemption Prices specified in the form of Security set forth in Article Two together with accrued interest to but excluding the Redemption Date.

SECTION 1102. APPLICABILITY OF ARTICLE ELEVEN.

        Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

SECTION 1103. ELECTION TO REDEEM; NOTICE TO TRUSTEE.

        The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

SECTION 1104. SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

        If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by prorating, as nearly as may be practicable, the principal amount of Securities to be redeemed. In any proration pursuant to this
Section 1104, the Trustee shall make such adjustments, reallocations and eliminations as it shall deem proper (and in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed) to the end that the principal amount of Securities so prorated shall be $1,000 or a multiple thereof, by increasing or decreasing or eliminating the amount which would be allocable to any Holder on the basis of exact proportion by an amount not exceeding $1,000.

        The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.




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SECTION 1105. NOTICE OF REDEMPTION.

        Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of securities to be redeemed, at his address appearing in the Security Register.

        All notices of redemption shall state:

                (1)     the Redemption Date,

                (2)     the Redemption Price,

                (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

                (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date and

                (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

        Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1106. DEPOSIT OF REDEMPTION PRICE.

        Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1107. SECURITIES PAYABLE ON REDEMPTION DATE.

        If a notice of redemption has been given as aforesaid, the Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; PROVIDED, HOWEVER, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 308. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate provided by the Security.

SECTION 1108. SECURITIES REDEEMED IN PART.

        Any Security which is to be redeemed only in part shall be surrendered at any office or agency of the Company designated for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                                 ARTICLE TWELVE
                       DEFEASANCE AND COVENANT DEFEASANCE

SECTION 1201. COMPANY'S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

        The Company may at its option by Board Resolution, at any time, elect to have either Section 1202 or Section 1203 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Twelve.

SECTION 1202. DEFEASANCE AND DISCHARGE.

        Upon the Company's exercise of the option provided in Section 1201 applicable to this Section 1202, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in Clauses (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in
Section 1204 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 307, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.

SECTION 1203. COVENANT DEFEASANCE.

        Upon the Company's exercise of the option provided in Section 1201 applicable to this Section, (i) the Company shall be released from its obligations under Sections 1005 through 1016, inclusive, and Clauses (3) and (4) of Section 801, and (ii) the occurrence of an event specified in Sections 501(3), 501(4) (with respect to Clauses (1), (3) or (4) of Section 801), 501(5)
(with respect to any of Sections 1005 through 1016, inclusive), 501(6) and 501(7) shall not be deemed to be an Event of Default (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

SECTION 1204. CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

        The following shall be the conditions to application of either Section 1202 or Section 1203 to the then Outstanding Securities:

                (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms, without the need for reinvestment, will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any,) and each installment of interest, if any, on the Outstanding Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                (2) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

                (3) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit covenant defeasance and discharge had not occurred.

                (4) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

                (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

                (6) No Event of Default or event that, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 501(8) is concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been satisfied.

                (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

SECTION 1205. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN
              TRUST; OTHER MISCELLANEOUS PROVISIONS.

        Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

        Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

SECTION 1206. REINSTATEMENT.

        If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 1202 or 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Twelve until such time as the Trustee or Paying agent is permitted to apply all such money in accordance with Section 1202 or 1203; PROVIDED, HOWEVER, that if the Company makes any payment of principal of (and premium, if any) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and attested, all as of the day and year first above written.


                                        VOICESTREAM WIRELESS CORPORATION


                                        By: /s/ Cregg Baumbaugh
                                           -------------------------------------
                                        Name:   Cregg Baumbaugh
                                        Title:  Executive Vice President

Attest:

    /s/ Alan R. Bender, Secretary
--------------------------------------

                                        HARRIS TRUST COMPANY OF CALIFORNIA,
                                        as Trustee


                                        By: /s/ Esther Cervantes
                                           -------------------------------------
                                        Name:  Esther Cervantes
                                        Title:  Vice President

Attest:

        /s/ Kimberly A. Vann
--------------------------------------

                        VOICESTREAM WIRELESS CORPORATION

                     12% SERIES A SENIOR DEBENTURES DUE 2011

        THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER APPLICABLE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE AND THE SECURITIES REGISTRAR, AS APPLICABLE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE, THE TRANSFER AGENT AND THE SECURITIES REGISTRAR, AS APPLICABLE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S.

        THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

12% SERIES A SENIOR DEBENTURES DUE 2011

No. 1                                                               $200,000,000

CUSIP Number 928615AA1

        VoiceStream Wireless Corporation, a corporation duly organized and existing under the laws of Washington (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., Inc., or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000), or such other principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture, on May 15, 2011, and to pay interest in cash thereon from May 14, 1999, semi-annually on May 15 and November 15 in each year, commencing on November 15, 1999, at the rate of 12% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 13% per annum on any overdue principal and premium, if any, and on any overdue installment of interest until paid, PROVIDED that if a "Triggering Event" (as defined in the Debenture Exchange and Registration Rights Agreement) shall occur (PROVIDED that no more than one Triggering Event shall be deemed to be in effect at any one time), then interest will accrue (in addition to the stated interest on this Security) (the "Step-Up") at a rate of 0.5% per annum on the principal amount of the Securities for the period from the occurrence of the Triggering Event until such time (the "Step-Down Date") as no Triggering Event is in effect. Special Interest (as defined below) shall be payable in cash semi-annually in arrears on each May 15 and November 15. For each 90-day period that the Triggering Event continues, the per annum rate of such Special Interest shall increase (each such increase, an "Additional Step-Up") by an additional 0.5% per annum, PROVIDED that the sum of the Step-Up and all Additional Step-Ups shall in no event exceed 2.0% per annum in the aggregate. On the Step-Down Date the interest rate will be restored to its initial rate. The Company shall provide the Trustee with written notice of the date of any Triggering Event and the Step-Down Date. Interest accruing as a result of the Step-Up or an Additional Step-Up is referred to herein as "Special Interest." The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, PROVIDED that any accrued and unpaid interest (including Special Interest) on this Security upon the issuance of an Exchange Security in exchange for this Security shall cease to be payable to the Holder hereof and shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

        In lieu of making cash payment of interest (including any Special Interest) due on or before May 15, 2004, the Company may at its option elect to pay such interest, in whole or in part, by the issuance of Additional Securities to the Holders on the respective Interest Payment Date. The principal amount of Additional Securities issued in lieu of cash payment shall be equal to the amount of interest payable on such Interest Payment Date (including any Special Interest) that is not paid in cash on such date.

        Subject to the preceding paragraph, payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office or at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (or as provided in the immediately preceding paragraph, if applicable).

        Reference is hereby made to the further provisions of this Security set forth on pages A-5 to A-9 following the signature page hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                           [Signature Page To Follow]

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the pages following the signature page hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated: May 14, 1999

                                        VOICESTREAM WIRELESS CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


Attest:

-------------------------------------

Name:
     --------------------------------
Title:
      -------------------------------


                         [Authentication Page to Follow]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities referred to in the within-mentioned Indenture.


                                        Harris Trust Company of California,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                                    Authorized Officer

        This Security is one of a duly authorized issue of securities of the Company designated as its 12% Series A Senior Debentures due 2011 (herein called the "Securities"), issued and to be issued under an Indenture, dated as of May 14, 1999 (herein called the "Indenture"), between the Company and Harris Trust Company of California, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are limited (except as otherwise provided herein or in the Indenture referred to above) in aggregate principal amount to $400,000,000.

        On or after May 15, 2004, the Securities may be redeemed at any time at the option of the Company, in whole or from time to time in part, at the following Redemption Prices (expressed as percentages of the principal amount thereof). If redeemed during the 12-month period beginning May 15 of the years indicated,

                     YEAR                              REDEMPTION PRICE
                     ----                              ----------------
                     2004                                    106.000%
                     2005                                    104.500%
                     2006                                    103.000%
                     2007                                    101.500%
                     2008 and thereafter                     100.000%

together in the case of any such redemption with accrued interest to but excluding the Redemption Date, but any interest installment whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

        Notwithstanding the foregoing, at any time prior to May 15, 2002, the Company may redeem up to 35% of the aggregate principal amount of Securities (including Additional Securities) actually issued under the Indenture from the net cash proceeds of a Qualifying Event at a Redemption Price equal to 112.0% of the aggregate principal amount thereof, together with accrued and unpaid interest to but excluding the Redemption Date; PROVIDED, that at least $260 million in aggregate principal amount of Securities (including Additional Securities) remains outstanding immediately following such redemption. Any such redemption must be made within 30 days after the related Qualifying Event.

        In addition, at any time prior to May 15, 2004, the Securities may also be redeemed at the option of the Company, in whole but not in part, upon the occurrence of a Change of Control (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date therefor.

        Notice of any optional redemption of any Securities (or portion thereof) will be given to the Holders at their addresses appearing in the Security Register not less than 30 nor more than 60 days prior to the Redemption Date. The notice of redemption shall state the Redemption Date, the Redemption Price, if less than all the Outstanding Securities are to be redeemed, principal amounts of the particular Securities to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each Security to be redeemed and the place or places where such Securities are to be surrendered for payment of the Redemption Price. If less than all of the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee by such method as the Trustee deems fair and appropriate.

        The Securities do not have the benefit of any sinking fund obligations.

        In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared or automatically become due and payable in the manner and with the effect provided in the Indenture.

        The Indenture provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for Securities.

        The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the time, place and rate, and in the coin or currency (or Additional Securities if permitted hereunder), herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or at the office or agency of the Company in the Borough of Manhattan, New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months; PROVIDED that any Special Interest shall be computed on the basis of a 365 or 366 day year, as the case may be, and the number of days actually elapsed.

        All terms used in this Security which are not defined herein but which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1014, 1015 or 1016 of the Indenture, check the box:

        [ ]

        If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 1014, 1015 or 1016 of the Indenture, state the amount: $_______

Dated:

                                        Your Signature:
                                                       -------------------------
                                                       (Sign exactly as name
                                                       appears on the other side
                                                       of this Security)



Signature Guarantee:

                                        ----------------------------------------
                                        (Signature must be guaranteed by an
                                        eligible guarantor institution which is
                                        a member of or participant in the
                                        Securities Transfer Agent Medallion
                                        Program (STAMP))

                        VOICESTREAM WIRELESS CORPORATION

                     12% SERIES A SENIOR DEBENTURES DUE 2011

        THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER APPLICABLE SECURITIES LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN "OFFSHORE TRANSACTION" PURSUANT TO RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, PURSUANT TO RULE 904 OF REGULATION S, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY AND THE TRUSTEE AND THE SECURITIES REGISTRAR, AS APPLICABLE SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE, THE TRANSFER AGENT AND THE SECURITIES REGISTRAR, AS APPLICABLE. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S.

        THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

12% SERIES A SENIOR DEBENTURES DUE 2011

No.   2                                                             $200,000,000

CUSIP Number 928615AA1

        VoiceStream Wireless Corporation, a corporation duly organized and existing under the laws of Washington (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., Inc., or registered assigns, the principal sum of Two Hundred Million Dollars ($200,000,000), or such other principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture, on May 15, 2011, and to pay interest in cash thereon from May 14, 1999, semi-annually on May 15 and November 15 in each year, commencing on November 15, 1999, at the rate of 12% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 13% per annum on any overdue principal and premium, if any, and on any overdue installment of interest until paid, PROVIDED that if a "Triggering Event" (as defined in the Debenture Exchange and Registration Rights Agreement) shall occur (PROVIDED that no more than one Triggering Event shall be deemed to be in effect at any one time), then interest will accrue (in addition to the stated interest on this Security) (the "Step-Up") at a rate of 0.5% per annum on the principal amount of the Securities for the period from the occurrence of the Triggering Event until such time (the "Step-Down Date") as no Triggering Event is in effect. Special Interest (as defined below) shall be payable in cash semi-annually in arrears on each May 15 and November 15. For each 90-day period that the Triggering Event continues, the per annum rate of such Special Interest shall increase (each such increase, an "Additional Step-Up") by an additional 0.5% per annum, PROVIDED that the sum of the Step-Up and all Additional Step-Ups shall in no event exceed 2.0% per annum in the aggregate. On the Step-Down Date the interest rate will be restored to its initial rate. The Company shall provide the Trustee with written notice of the date of any Triggering Event and the Step-Down Date. Interest accruing as a result of the Step-Up or an Additional Step-Up is referred to herein as "Special Interest." The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, PROVIDED that any accrued and unpaid interest (including Special Interest) on this Security upon the issuance of an Exchange Security in exchange for this Security shall cease to be payable to the Holder hereof and shall be payable on the next Interest Payment Date for such Exchange Security to the Holder thereof on the related Regular Record Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

        In lieu of making cash payment of interest (including any Special Interest) due on or before May 15, 2004, the Company may at its option elect to pay such interest, in whole or in part, by the issuance of Additional Securities to the Holders on the respective Interest Payment Date. The principal amount of Additional Securities issued in lieu of cash payment shall be equal to the amount of interest payable on such Interest Payment Date (including any Special Interest) that is not paid in cash on such date.

        Subject to the preceding paragraph, payment of the principal of (and premium, if any) and interest on this Security will be made at the Corporate Trust Office or at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, New York City, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (or as provided in the immediately preceding paragraph, if applicable).

        Reference is hereby made to the further provisions of this Security set forth on pages A-5 to A-9 following the signature page hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


                           [Signature Page to Follow]

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the pages following the signature page hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: May 14, 1999

                                        VOICESTREAM WIRELESS CORPORATION


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

Attest:

-------------------------------------

Name:
     --------------------------------

Title:
      -------------------------------


                         [Authentication Page to Follow]

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

        This is one of the Securities referred to in the within-mentioned Indenture.


                                        Harris Trust Company of California,
                                        as Trustee

                                        By:
                                           -------------------------------------
                                                    Authorized Officer

        This Security is one of a duly authorized issue of securities of the Company designated as its 12% Series A Senior Debentures due 2011 (herein called the "Securities"), issued and to be issued under an Indenture, dated as of May 14, 1999 (herein called the "Indenture"), between the Company and Harris Trust Company of California, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are limited (except as otherwise provided herein or in the Indenture referred to above) in aggregate principal amount to $400,000,000.

        On or after May 15, 2004, the Securities may be redeemed at any time at the option of the Company, in whole or from time to time in part, at the following Redemption Prices (expressed as percentages of the principal amount thereof). If redeemed during the 12-month period beginning May 15 of the years indicated,

                     YEAR                              REDEMPTION PRICE
                     ----                              ----------------
                     2004                                    106.000%
                     2005                                    104.500%
                     2006                                    103.000%
                     2007                                    101.500%
                     2008 and thereafter                     100.000%

together in the case of any such redemption with accrued interest to but excluding the Redemption Date, but any interest installment whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

        Notwithstanding the foregoing, at any time prior to May 15, 2002, the Company may redeem up to 35% of the aggregate principal amount of Securities (including Additional Securities) actually issued under the Indenture from the net cash proceeds of a Qualifying Event at a Redemption Price equal to 112.0% of the aggregate principal amount thereof, together with accrued and unpaid interest to but excluding the Redemption Date; PROVIDED, that at least $260 million in aggregate principal amount of Securities (including Additional Securities) remains outstanding immediately following such redemption. Any such redemption must be made within 30 days after the related Qualifying Event.

        In addition, at any time prior to May 15, 2004, the Securities may also be redeemed at the option of the Company, in whole but not in part, upon the occurrence of a Change of Control (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the Redemption Date therefor.

        Notice of any optional redemption of any Securities (or portion thereof) will be given to the Holders at their addresses appearing in the Security Register not less than 30 nor more than 60 days prior to the Redemption Date. The notice of redemption shall state the Redemption Date, the Redemption Price, if less than all the Outstanding Securities are to be redeemed, principal amounts of the particular Securities to be redeemed, that on the Redemption Date the Redemption Price will become due and payable upon each Security to be redeemed and the place or places where such Securities are to be surrendered for payment of the Redemption Price. If less than all of the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee by such method as the Trustee deems fair and appropriate.

        The Securities do not have the benefit of any sinking fund obligations.

        In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

        If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared or automatically become due and payable in the manner and with the effect provided in the Indenture.

        The Indenture provides that, subject to certain conditions, if (i) certain Net Cash Proceeds are available to the Company as a result of Asset Sales or (ii) a Change of Control occurs, the Company shall be required to make an Offer to Purchase for Securities.

        The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

        No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the time, place and rate, and in the coin or currency (or Additional Securities if permitted hereunder), herein prescribed.

        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office or at the office or agency of the Company in the Borough of Manhattan, New York City, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

        The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

        Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months; PROVIDED that any Special Interest shall be computed on the basis of a 365 or 366 day year, as the case may be, and the number of days actually elapsed.

        All terms used in this Security which are not defined herein but which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

                       OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1014, 1015 or 1016 of the Indenture, check the box:

        [ ]

        If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 1014, 1015 or 1016 of the Indenture, state the amount: $_______

Dated:
                                        Your Signature:
                                                       -------------------------
                                                       (Sign exactly as name
                                                       appears on the other side
                                                       of this Security)



Signature Guarantee:

                                        ----------------------------------------
                                        (Signature must be guaranteed by an
                                        eligible guarantor institution which is
                                        a member of or participant in the
                                        Securities Transfer Agent Medallion
                                        Program (STAMP))